Exhibit 99.8


                                               EXECUTION COPY





                        LOAN AGREEMENT


                         by and among

               CROWN ATLANTIC HOLDING SUB LLC,

                       as the Borrower,

                 KEY CORPORATE CAPITAL INC.,

                          as Agent,

                             and

           THE FINANCIAL INSTITUTIONS LISTED HEREIN

                     AS OF MARCH 31, 1999



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                        TABLE OF CONTENTS

                                                             Page

SECTION 1.   DEFINITIONS........................................1
     1.1       Definitions......................................1
     1.2       Other Terms.....................................20
     1.3       Accounting Terms; Income Taxes..................20

SECTION 2.   THE LOANS.........................................21
     2.1       The Commitment and the Loans....................21
     2.2       Making and Conversion/Continuation of the
                 Loans.........................................27
     2.3       The Notes.......................................28
     2.4       Fees............................................28
     2.5       Prepayment......................................29
     2.6       Reserves or Deposit Requirements, Etc...........32
     2.7       Tax Law, Increased Costs, Etc...................32
     2.8       Eurodollar Deposits Unavailable or
                 Interest Rate Unascertainable.................32
     2.9       Changes in Law Rendering LIBOR Loans Unlawful...33
     2.10      Funding.........................................33
     2.11      Indemnity.......................................33
     2.12      Capital Adequacy................................34
     2.13      Taxes...........................................34
     2.14      Right to Remove Affected Bank...................35

SECTION 3.   INTEREST; PAYMENTS................................36

     3.1       Interest........................................36
     3.2       Manner of Payments..............................37

SECTION 4.   CLOSING...........................................38

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER....38

     5.1       Organization and Powers.........................38
     5.2       Authorization...................................38
     5.3       Financial Statements............................39
     5.4       Projections.....................................39
     5.5       Capitalization..................................39
     5.6       Subsidiaries....................................40
     5.7       Title to Properties; Patents, Trademarks,
               Etc.............................................40


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                        TABLE OF CONTENTS
                           (continued)

                                                             Page

     5.8       Litigation; Proceedings.........................40
     5.9       Taxes...........................................41
     5.10      Absence of Conflicts............................41
     5.11      Indebtedness....................................42
     5.12      Compliance......................................42
     5.13      Statements Not Misleading.......................42
     5.14      Consents or Approvals...........................43
     5.15      Material Contracts and Commitments..............43
     5.16      Employee Benefit Plans..........................44
     5.17      Licenses and Registrations......................44
     5.18      Material Restrictions...........................45
     5.19      Investment Company Act..........................45
     5.20      Absence of Material Adverse Effect..............45
     5.21      Defaults........................................45
     5.22      Real Property...................................45
     5.23      Securities Laws.................................45
     5.24      Insurance.......................................46
     5.25      Labor Disputes..................................46
     5.26      Environmental Compliance........................46
     5.27      Year 2000.......................................49
     5.28      Solvency........................................49
     5.29      Transaction Documents...........................49

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
            BANKS..............................................50

     6.1       Compliance......................................50
     6.2       Security Agreements.............................50
     6.3       Pledge Agreements...............................51
     6.4       Real Property Matters...........................51
     6.5       Financing Statements............................52
     6.6       Guaranties......................................52
     6.7       BAM Purchase Agreement..........................52
     6.8       Consummation of Formation Agreement.............52
     6.9       No Indebtedness.................................54
     6.10      Opinion of Counsel..............................54


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                        TABLE OF CONTENTS
                           (continued)


                                                             Page

     6.11      Insurance Certificates..........................54
     6.12      Financial Information...........................54
     6.13      Borrowing Request and Statement of
               Application of Proceeds.........................55
     6.14      Organizational Documents........................55
     6.15      Due Diligence...................................56
     6.16      Lien Searches, Consents and Releases of Liens...56
     6.17      No Order, Judgment, Decree or Litigation........56
     6.18      No Material Adverse Effect......................57
     6.19      Fee Letter; Fees and Expenses...................57
     6.20      Legal Approval..................................57
     6.21      Other Documents.................................57

SECTION 7.  AFFIRMATIVE COVENANTS OF THE BORROWER..............57

     7.1       Use of Proceeds.................................57
     7.2       Continued Existence; Compliance with Law........57
     7.3       Insurance.......................................58
     7.4       Obligations and Taxes...........................59
     7.5       Financial Statements and Reports................59
     7.6       Notices.........................................61
     7.7       Maintenance of Property.........................62
     7.8       Information and Inspection......................63
     7.9       Maintenance of Liens............................63
     7.10      Title To Property...............................63
     7.11      Environmental Compliance and Indemnity..........63
     7.12      Rate Hedging Obligations........................65
     7.13      Maintenance of Separate Identity................65

SECTION 8.  NEGATIVE COVENANTS OF THE BORROWER.................65

     8.1       Indebtedness....................................65
     8.2       Liens...........................................66
     8.3       Guaranties......................................66
     8.4       Rental and Conditional Sale Obligations.........66
     8.5       Real Property Interests.........................67
     8.6       Capitalized Lease Obligations...................67
     8.7       Capital Expenditures............................67


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                        TABLE OF CONTENTS
                           (continued)


                                                             Page

     8.8       Notes, Accounts Receivable and Claims...........67
     8.9       Capital Distributions...........................68
     8.10      Disposal of Property; Mergers; Acquisitions;
               Reorganizations.................................69
     8.11      Construction of Towers..........................73
     8.12      Investments.....................................75
     8.13      Amendment of Governing Documents................75
     8.14      Financial Covenants.............................75
     8.15      Management Agreements and Fees..................77
     8.16      Fiscal Year.....................................77
     8.17      ERISA...........................................77
     8.18      Affiliates......................................77
     8.19      Change of Name or Structure.....................77
     8.20      Amendments, Waivers or Terminations.............78
     8.21      Issuance or Transfer of Membership Interests....78
     8.22      Types of Business...............................78
     8.23      Regulation U....................................79
     8.24      Tower Subsidiary and Other Subsidiaries.........79

SECTION 9.  EVENTS OF DEFAULT..................................79
     9.1        Non-Payment....................................79
     9.2        Failure of Performance in Respect of Other
                Obligations....................................79
     9.3        Breach of Warranty.............................80
     9.4        Cross-Defaults.................................80
     9.5        Assignment for Benefit of Creditors............80
     9.6        Bankruptcy.....................................80
     9.7        Appointment of Receiver; Liquidation...........81
     9.8        Judgments......................................81
     9.9        Tenant Leases; Transaction Documents...........81
     9.10       Impairment of Collateral; Invalidation of any
                Loan Document..................................82
     9.11       Termination of License or Agreements...........82
     9.12       Change of Control..............................83
     9.13       Unrestricted Subsidiary........................83


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                        TABLE OF CONTENTS
                           (continued)


                                                             Page

     9.14       Default under Collateral Document..............83
     9.15       Condemnation...................................83
     9.16       Material Adverse Effect........................83

SECTION 10.  REMEDIES..........................................83
     10.1       Optional Defaults..............................83
     10.2       Automatic Defaults.............................84
     10.3       Performance by the Banks.......................84
     10.4       Other Remedies.................................84
     10.5       Enforcement and Waiver by the Banks............84

SECTION 11.  THE AGENT.........................................85
     11.1       Appointment....................................85
     11.2       Powers.........................................85
     11.3       General Immunity...............................85
     11.4       Action on Instructions of the Banks............86
     11.5       Employment of Agents and Counsel...............86
     11.6       Reliance on Documents; Counsel.................86
     11.7       Agent's Reimbursement and Indemnification......86
     11.8       Rights as a Bank...............................87
     11.9       Bank Credit Decision...........................87
     11.10      Successor Agent................................87
     11.11      Ratable Sharing................................88
     11.12      Actions by the Agent and the Banks.............89

SECTION 12.  MISCELLANEOUS.....................................89
     12.1       Construction...................................89
     12.2       Further Assurance..............................89
     12.3       Expenses of the Agent and the Banks;
                Indemnification................................89
     12.4       Notices........................................90
     12.5       Waiver and Release by the Borrower.............92
     12.6       Right of Set Off...............................92
     12.7       Successors and Assigns; Participations.........93
     12.8       Applicable Law.................................95
     12.9       ENFORCEMENT....................................95
     12.10      JURY TRIAL WAIVER..............................96


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                        TABLE OF CONTENTS
                           (continued)


                                                             Page

     12.11      Binding Effect and Entire Agreement; No Oral
                Agreements.....................................96
     12.12      Counterparts...................................96
     12.13      Survival of Agreements.........................97
     12.14      Modification...................................97
     12.15      Separability...................................98
     12.16      Section Headings...............................98
     12.17      Termination....................................98
     12.18      Interest Limitation............................98
     12.19      Confidentiality................................99
     12.20      Non-Recourse to CCIC; Limited Recourse to
                BAM............................................99

                        LOAN AGREEMENT


          THIS LOAN AGREEMENT is made and entered into as of March 31, 1999, by and among CROWN ATLANTIC HOLDING SUB LLC, a
Delaware limited liability company (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereof, and KEY CORPORATE CAPITAL INC., as Agent (the "Agent").

                         R E C I T A L S:

          The Borrower is a newly formed company created to acquire certain towers and tower related assets from Bell Atlantic Mobile and its affiliates. The Borrower desires to borrow from the Banks up to $250,000,000 on a reducing revolving credit basis, the proceeds of which will be used in part to acquire such towers and tower related assets and other communications tower facilities, to fund the construction of communications tower facilities, for capital expenditures and for general corporate purposes.

                       A G R E E M E N T S:


          Accordingly, the Borrower, the Banks and the Agent agree as follows:

SECTION 1. DEFINITIONS.

          1.1 Definitions. All terms typed with leading capitals are terms defined in this Agreement. For the purposes of this Agreement, the terms defined in this Section 1 shall have the meanings set out below.

          "Affiliate" means, with respect to any Person, (a) any other Person which is directly or indirectly controlled by, under common control with or controlling the first specified Person;
(b) a Person owning beneficially or controlling 5% or more of the equity interest in such other Person; (c) any officer, director or partner of such other Person; or (d) any spouse or relative (by blood, adoption or marriage) of any such individual Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "Applicable Margin" means, as of any date of determination, the percentage determined from the following table based upon the ratio of Total Debt as of such date to Operating
Cash Flow for the four quarter period then ended or then most recently ended:



     Ratio of Total Debt          Applicable                Applicable
     to Operating Cash            Margin for                Margin for
     Flow:                        Base Rate Loans:          LIBOR Loans:

     Greater than 7.0:1.0         1.25%                     2.75%
     but less than or
     equal to 8.25:1.0

     Greater than 6.5:1.0         0.75%                     2.500%
     but less than or
     equal to 7.0:1.0

     Greater than 6.0:1.0         0.25%                     2.250%
     but less than or
     equal to 6.5:1.0

     Greater than 5.0:1.0         0.00%                     1.750%
     but less than or
     equal to 6.0:1.0

     Greater than 4.0:1.0         0.00%                     1.500%
     but less than or
     equal to 5.0:1.0

     Less than or equal to        0.00%                     1.000%
     4.0:1.0

          "Applicable Percentage" means, as of any date of determination, the percentage determined from the following table based upon the Leverage Ratio:

     Leverage Ratio:                     Applicable Percentage:

     Greater than or equal to 5.0:1.0             50%

     Less than 5.0:1.0                            0%;


provided, however, that the Applicable Percentage shall be 100% if at the time of determination a Possible Default or Event of Default exists.

          "Asset Sale" means the sale by the Borrower or any of its Subsidiaries to any Person of any assets of the Borrower or such Subsidiary, other than (a) the sale of assets with an aggregate value which does not exceed in any fiscal year an amount equal to $1,250,000 and (b) the trade in or replacement of assets in the ordinary course of business or the disposition of any asset which, in the good faith exercise of its business judgment, the Borrower or such Subsidiary determines is no longer useful in the conduct of its business.

          "BAM" means Cellco Partnership, a Delaware general partnership, d/b/a Bell Atlantic Mobile.

          "BAM Purchase Agreement" has the meaning assigned to it in Section 6.7.

          "BAM Sub" means BAM Tower Funding Corporation, a
Delaware corporation that is a wholly owned subsidiary of BAM.

          "BAM Sub Guaranty" has the meaning assigned to it in
Section 6.6(b).

          "Banking Day" means a day on which the main office of the Agent is open to the public for the transaction of business, and on which, with respect to any LIBOR Loan, banks are open for business in London, England, and quoting deposit rates for dollar deposits.

          "Banks" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns; the term "Banks" shall include the Issuing Bank.

          "Base Rate" means the rate of interest determined and publicly announced by the Agent from time to time as its prime rate at its main office in Cleveland, Ohio. The prime rate functions as a reference rate index, and the Agent may charge other borrowers more or less than the prime rate. The Base Rate will automatically change as and when such prime rate changes.

          "Base Rate Loans" means those Loans described in
Section 2.1 on which the Borrower shall pay interest at a rate based on the Base Rate.

          "Benefit Arrangement" means any pension, profit-sharing, thrift or other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, stock ownership, stock purchase, stock option, performance share, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding, established or maintained by the Borrower or any member of the Controlled Group or to which the Borrower or any member of the Controlled Group is, or in the preceding six years was, required to contribute on behalf of its employees or directors, whether or not such plan, agreement, arrangement or understanding is subject to ERISA.

          "Bidder Services Agreement" means the Bidder Services Agreement among CCIC, the Borrower and the Tower Subsidiary that may be entered into pursuant to the Formation Agreement as of the Closing Date in form and substance reasonably satisfactory to the Agent.

          "Borrower Security Agreement" has the meaning assigned to it in Section 6.2(a).

          "Borrowing Base" means (a) as of any date prior to October 1, 2001, the product of Test Operating Cash Flow as of such date times the highest Leverage Ratio permitted as of such date pursuant to Section 8.14(a), and (b) as of any date on or after October 1, 2001, the Commitment.

          "Borrowing Base Period" means the period from the Closing through September 30, 2001.

          "Build to Suit Agreement" means the Master Build to Suit Agreement, to be entered into pursuant to the Formation Agreement as of the Closing Date among BAM on its own behalf and on behalf of the Transferring Partnerships (as that term is defined in the Formation Agreement), the Borrower and the Tower Subsidiary.

          "Build to Suit Obligations" means the obligations of the Tower Subsidiary under the Build to Suit Agreement.

          "Capital Distribution" means any dividend, payment or distribution made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any membership interest, capital stock, partnership interest or other equity interest of a Person or as a dividend, return of capital or other payment or distribution of any kind to a member, stockholder or partner of such Person (other than any stock dividend or stock split or similar distribution payable only in capital stock of such Person) in respect of such Person's membership interests, capital stock, partnership interests or other equity interests.

          "Capital Expenditures" means any payments which are made by a Person for or in connection with the rental, lease, purchase, construction or use of any real or personal property the value or cost of which, under GAAP, should be capitalized and appear on such Person's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by such Person or any other Person; provided, however, that (other than for purposes of calculating Excess Cash Flow) neither (a) the capitalized portion of the purchase price payable pursuant to a Qualified Acquisition nor
(b) the capitalized portion of expenditures for the construction or improvement of communications tower facilities shall constitute a Capital Expenditure.

          "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP.

          "CCIC" means Crown Castle International Corp., a
Delaware corporation.

          "CCIC Indenture" means the Indenture dated as of November 25, 1997, between CCIC and United States Trust Company of New York in respect of CCIC's 10-5/8% Senior Discount Notes due 2007.

          "Closing" and "Closing Date" have the meanings assigned to them in Section 4.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          "Collateral Documents" means all promissory notes, letters of credit, agreements, assignments, guaranties, financing statements, certificates and other agreements, instruments and documents which are required by this Agreement or any other Collateral Document to be executed or delivered by or on behalf of the Borrower, any of its Subsidiaries, Holdco, BAM, BAM Sub or any other Person.

          "Commitment" has the meaning assigned to it in Section
2.1(a).

          "Controlled Group" means a controlled group of entities which are treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code of which the Borrower or any of its Subsidiaries is a part.

          "Debt Service" means, for any period, the sum of (a) all principal payments required to be made by the Borrower and its Subsidiaries on Total Debt, including, without limitation, the Loans and Capitalized Lease Obligations, during such period, and (b) all cash interest payments on, and fees in respect of, Total Debt, and all fees in respect of the Letters of Credit, required to be made by the Borrower and its Subsidiaries during such period including the agency fee payable pursuant to the Fee Letter but excluding all other fees payable pursuant to the Fee Letter.

          "Default Interest Rate" means a rate of interest equal to the sum of the Base Rate plus 4.875% per annum.

          "Discount Rate" means, with respect to a prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period, a rate equal to the interest rate (as of the date of prepayment or conversion) on United States Treasury obligations in a like amount as such Loan and with a maturity approximately equal to the period between the prepayment or conversion date and the last day of the Interest Period of such Loan, as determined by the Agent.

          "Environmental Claim" means, with respect to any Person, any written notice, claim, demand, request for information, citation, summons, order or other communication (each, a "claim") by any other Person alleging or asserting the liability of the recipient of such claim for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property or health, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence or Release of any Hazardous Material at or from any location, whether or not owned by such Person, or (b) any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" means all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing regulating, relating to or imposing liability or a standard of conduct concerning the environment (including laws and regulations of the FCC and other governmental agencies related to the exposure to radio-frequency emissions) or regulating the emission, release or discharge of substances or radio-frequency energy into the environment.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the regulations thereunder.

          "Event of Default" means any of the events specified in
Section 9.

          "Excess Cash Flow" means, for any fiscal year, Operating Cash Flow for such fiscal year less the sum (without duplication) of (a) all principal, interest and fee payments in respect of Total Debt made by the Borrower and its Subsidiaries in such year, (b) cash income taxes paid by the Borrower and its Subsidiaries in such year, (c) Capital Expenditures, excluding proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, paid in cash by the Borrower and its Subsidiaries during such year to the extent permitted pursuant to Section 8.7, (d) capital expenditures included in the Build to Suit Obligations and paid by the Borrower and its Subsidiaries during such year to the extent the amount of such capital expenditures exceeds the principal amount of Loans made during such year other than Loans advanced for Qualified Acquisitions, (e) Capitalized Lease Obligation payments made by the Borrower and its Subsidiaries during such year to the extent permitted pursuant to Section 8.6, (f) Capital Distributions made by the Borrower in such year to the extent permitted pursuant to
Section 8.9, and (g) the excess, if any, in Working Capital of the Borrower and its Subsidiaries as of the end of such year over the Working Capital of the Borrower and its Subsidiaries as of the end of the prior year.

          "Extraordinary Items" means, to the extent deducted in calculating Net Earnings, (a) gains or losses from sales, exchanges and other dispositions of property not in the ordinary course of business and (b) gains or losses from sales, exchanges and other dispositions of any Tower, Land Lease Agreement or management agreement in respect of a Tower, all on an after tax basis.

          "FAA" means the Federal Aviation Administration or any governmental authority at any time substituted therefor.

          "FCC" means the Federal Communications Commission or any governmental authority at any time substituted therefor.

          "Fee Letter" means the letter agreement between the Agent and CCIC dated as of October 8, 1998, regarding certain fees.

          "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of Operating Cash Flow for the four quarter period then ended or most recently ended as of such date to Historical Fixed Charges as of such date; provided, however, that the Fixed Charge Coverage Ratio, as of any date prior to the first anniversary of the Closing Date, means the ratio of Operating Cash Flow for the period from the Closing through the end of the quarter then ended or most recently ended as of such date to Historical Fixed Charges as of such date.

          "Formation Agreement" means the Formation Agreement, dated as of December 8, 1998, among BAM, CCIC, the Transferring
Partnerships (as that term is defined therein) and CCA Investment
Corp., a Delaware corporation.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied.

          "Global Lease" means the Global Lease Agreement, to be entered into pursuant to the Formation Agreement as of the

Closing Date, between BAM for itself and on behalf of the Transferring Partnerships (as that term is defined in the Formation Agreement) and the Tower Subsidiary.

          "Guarantees" means the Tower Subsidiary Guaranty and any additional guarantees executed and delivered pursuant to Sections 8.10(b) or 8.10(d) hereof.

          "Guarantor" means one who pledges its credit or property in any manner, or otherwise becomes responsible for the payment or other performance of the indebtedness, contract or other obligation of another Person and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind and one who has endorsed (otherwise than for collection or deposit in the ordinary course of business), or has discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, any Indebtedness or who has entered into any agreement for the purchase or other acquisition of any product, materials or supplies, or for the making of shipments, or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials or supplies or the non-furnishing of the services.

          "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBs"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Historical Fixed Charges" means, as of any date of determination, the sum (without duplication) of the aggregate amount of (a) all Debt Service paid by the Borrower and its Subsidiaries during the four quarter period then ended or most recently ended, (b) Capital Expenditures (including Capitalized Lease Obligations) made by the Borrower and its Subsidiaries during such four quarter period, (c) cash income taxes paid by the Borrower and its Subsidiaries during such four quarter period and (d) Capital Distributions made by the Borrower during such four quarter period other than Capital Distributions made pursuant to Section 8.9(a)(iii); provided, however, that for purposes of determining Historical Fixed Charges as of any date prior to the first anniversary of the Closing, the period of time referenced in clauses (a) through (d) above shall be the period from the Closing through the end of the quarter then ended or most recently ended as of such date.

          "Holdco" means Crown Atlantic Holding Company LLC, a
Delaware limited liability company which owns all of the issued and outstanding Membership Interests of the Borrower.

          "Holdco Pledge Agreement" has the meaning assigned to it in Section 6.3(a).

          "Indebtedness" of any Person means, without duplication, all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet (excluding trade accounts payable and accrued expenses arising in the ordinary course of business), and (without duplication) (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and not more than ninety days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all obligations or liabilities in respect of which such Person is a Guarantor, (h) all Capitalized Lease Obligations of such Person, (i) all Rate Hedging Obligations, and (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit (including the Letters of Credit) or bankers' acceptances. The Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

          "Interest Expense" means, for any period, the gross interest expense incurred by the Borrower and its Subsidiaries in respect of their Indebtedness for such period (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Rate Hedging Obligations), determined on a consolidated basis, all fees payable under Section 2.4, the agency fees payable pursuant to the Fee Letter (but not including any other fees payable pursuant to the Fee Letter) and any other fees, charges, commissions and discounts in respect of Indebtedness, including fees payable in connection with the Letters of Credit. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Rate Hedging Obligations.

          "Interest Period" means, with respect to any LIBOR Loan, a period of one, two or three months, selected by the Borrower, commencing on the date such Loan is made, continued or converted and ending on the last day of such period. Whenever the last day of an Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall occur on the next succeeding Banking Day; provided, however, that if such extension of time would cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the next preceding Banking Day; and provided, further, that if the first day of an Interest Period is the last Banking Day of a month or a day for which there is no numerically corresponding day in the appropriate subsequent calendar month, then such Interest Period shall end on the last Banking Day of the appropriate subsequent calendar month. The Borrower shall not select any Interest Period which extends beyond any date on which a payment is required to be made pursuant to Section 2.1(b) or Section 2.5(b)(i) unless the sum of the amount available to be drawn under the Commitment plus the aggregate principal balance of all Base Rate Loans and all LIBOR Loans with Interest Periods ending prior to such date is at least equal to the maximum amount that is required to be paid on such date.

          "Issuing Bank" means Key Corporate Capital Inc. in its capacity as the issuer of the Letters of Credit, or any successor issuer of the Letters of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Land Lease Agreement" means each lease, license, easement, right of use or other agreement for real property on which the Borrower or one of its Subsidiaries owns, operates, manages or maintains a Tower or other agreement pursuant to which the Borrower or one of its Subsidiaries owns, operates, manages or maintains a Tower.

          "Letters of Credit" has the meaning assigned to it in
Section 2.1(d).

          "Leverage Ratio" means, as of any date of determination, the ratio of Total Debt as of such date to Test
Operating Cash Flow as of such date.

          "LIBOR" means the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the LIBOR Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Agent by prime banks in any Eurodollar market reasonably selected by the Agent, determined as of 11:00 A.M. London time (or as soon thereafter as practicable), two Banking Days prior to the beginning of the relevant Interest Period.

          "LIBOR Loans" means those Loans described in Section
2.1 on which the Borrower shall pay interest at a rate based on the applicable LIBOR Rate.

          "LIBOR Prepayment Premium" means, with respect to the prepayment or conversion of any LIBOR Loan or any other receipt or recovery of any LIBOR Loan prior to the end of the applicable Interest Period, whether by voluntary prepayment, acceleration, conversion to a Base Rate Loan or otherwise, an amount equal to the sum of (a) the product of (i) the excess, if any, of the rate of interest then applicable to such Loan pursuant to Section 3.1 at the time of such prepayment or conversion over LIBOR calculated as of such date, multiplied by (ii) the principal amount so prepaid, converted or accelerated, as the case may be, multiplied by (iii) a fraction, the numerator of which is the number of days remaining in the related Interest Period and the denominator of which is 360 (taking into consideration the applicable compounding for the frequency of installment payments of the Loans being prepaid), plus (b) out-of-pocket costs and expenses incurred by the Banks and the Agent with respect to such prepayment.

          "LIBOR Rate" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest
1/100th of 1%) by dividing (a) the applicable LIBOR by (b) 1.00 minus the LIBOR Reserve Percentage.

          "LIBOR Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

          "License" means any license, authorization, permit, consent, franchise, ordinance, registration, certificate, agreement, determination or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the ownership, construction, or management or maintenance of a Tower or the use of a Tower for communications.

          "Licensing Authority" means a governmental authority that has granted a License.

          "Lien" as applied to the property of any Person means:
(a) any mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness in priority to the payment of the general, unsecured creditors of such person; (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness; and (d) in the case of securities or other equity interests, any purchase option, call or similar right of a third party with respect to such securities or other equity interests.

          "Loans" has the meaning assigned to it in Section
2.1(a).

          "Management Agreement" means the Management Services
Agreement, to be entered into pursuant to the Formation Agreement as of the Closing Date, between the Borrower and the Tower
Subsidiary.

          "Material Adverse Effect" means a material adverse effect upon or change in (a) the properties, assets, business, operations, financial condition, prospects, liabilities or capitalization of Holdco, the Borrower or any Subsidiary of the Borrower taken as a whole or on the ability of the Borrower or any Subsidiary of the Borrower to conduct its business or to own or maintain any Material Towers, (b) the ability of Holdco, the Borrower, any of its Subsidiaries or any other party to a Collateral Document (other than the Agent and the Banks) to perform any of its material obligations hereunder or under any other Collateral Document to which it is a party, (c) the validity or enforceability of this Agreement, any Note or any other Collateral Document, or (d) the rights or remedies of the Agent or the Banks under this Agreement, the Notes or any other Collateral Document or at law or in equity or the value of any material collateral granted to the Agent, for the benefit of the Banks, pursuant to any Collateral Document. A reduction in the number of Towers conveyed to the Tower Subsidiary pursuant to the Formation Agreement at the closing under that agreement shall not constitute a Material Adverse Effect unless the number of Towers so conveyed is less than 1227.

          "Material Towers" means, as of any date of determination, any Tower or any group or set of Towers wheresoever located to which more than 10% of the Operating Cash
Flow for any of the immediately prior four fiscal quarters is attributable.

          "Membership Interest" in Holdco, the Borrower or any Subsidiary of the Borrower that is a Delaware limited liability company means the entire ownership or equity interest of a Person in Holdco, the Borrower or such Subsidiary, including all of such Person's limited liability company interest, as that term is defined in the Delaware Limited Liability Company Act (the "Delaware Act"), and all of such Person's rights and obligations under the Delaware Act and under the Operating Agreement of Holdco, the Borrower or such Subsidiary, as the case may be.

          "Net Earnings" means the consolidated net income (or deficit) of the Borrower and its Subsidiaries for the period involved, after taxes, if any, and after all proper charges and reserves (excluding, however, Extraordinary Items), all as determined in accordance with GAAP.

          "Notes" has the meaning assigned to it in Section 2.3.

          "Obligation" means any obligation of the Borrower (a) to pay to the Banks the principal of and interest on the Loans and the Notes in accordance with the terms hereof and thereof, including, without limitation, any interest accruing after the date of any filing by the Borrower or any of its Subsidiaries of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Borrower or any of its Subsidiaries, regardless of whether such interest is allowable as a claim in any such proceeding; (b) in respect of the contingent liability of the Borrower under all outstanding Letters of Credit; (c) in respect of any Rate Hedging Obligations owing to any Bank or any Affiliate of any Bank; (d) to pay, satisfy or perform any other agreement, liability or obligation of the Borrower or any other Person to the Agent or any Bank, arising under this Agreement or any Collateral Document, whether now existing or hereafter incurred by reason of future advances or otherwise, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications or renewals thereof and substitutions therefor, and including without limitation all fees, indemnification amounts, costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by the Agent or any Bank for the protection and preservation or enforcement of its rights and remedies arising hereunder or under the Collateral Documents; (e) to repay to the Agent and the Banks all amounts advanced at any time by the Agent or the Banks hereunder or under any Collateral Document, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors or other Persons, or for taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the property of the Borrower or of any of its Subsidiaries; (f) to perform any covenant or agreement made with the Agent or the Banks pursuant to this Agreement or any Collateral Document; (g) to tak any other action in respect of any other liability of any nature of the Borrower or any of its Subsidiaries to the Agent or the Banks under this Agreement or any Collateral Document; or (h) any renewal, continuation or extension of any of the foregoing.

          "Operating Agreement" means the Operating Agreement of
Holdco, the Borrower or any Subsidiary of the Borrower, as the case may be, as in effect as of the date hereof or as amended in accordance with Section 8.13.

          "Operating Cash Flow" means, with respect to the Borrower for any period, the Net Earnings for such period plus
(a) provision for taxes based on income or profits of the Borrower and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Net Earnings, plus (b) Interest Expense of the Borrower and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Rate Hedging Obligations), to the extent that any such expense was deducted in computing such Net Earnings, plus
(c) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of the Borrower and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Earnings, minus (d) non-cash items increasing such Net Earnings for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP. For purposes of calculating Operating Cash Flow for any period, each Qualified Acquisition and each sale or other disposition of any Towers and related assets, whether by purchase or sale of stock or assets, which occurs during such period, shall be deemed to have occurred on the first day of such period; accordingly, the operating cash flow received by the seller of the Towers and related assets, or of a management agreement in respect thereof, acquired pursuant to each Qualified Acquisition shall be included for the entire period and the Operating Cash Flow relating to any Towers and related assets, or of a management agreement in respect thereof, sold or otherwise disposed of during such period shall be excluded from the calculation of Operating Cash Flow for the entire period.

          "PBGC" means the Pension Benefit Guaranty Corporation or any governmental authority at any time substituted therefor.

          "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA which is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code.

          "Permitted Lien" means any of the following Liens:

               (a) Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and as to which the Borrower or the affected Subsidiary has set aside adequate reserves on its books and which do not entail any risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

               (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, landlord's, artisan's, workman's, contractor's, carrier's or other like Liens, (i) incurred in good faith in the ordinary course of business, (ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings, (iii) as to which the Borrower or the affected Subsidiary has set aside adequate reserves upon its books or bonded satisfactorily to the Agent and (iv) which do not entail any risk of loss, forfeiture, foreclosure or sale of the property subject thereto;

               (c) encumbrances consisting of zoning
restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title, provided that none of such encumbrances materially impairs the use or value of any property in the operation of the Borrower's or the affected Subsidiary's business;

               (d) Liens granted by the Borrower securing conditional sale, rental or purchase money obligations permitted under Section 8.4, but only in the property which is the subject of such obligations;

               (e) Liens arising under or pursuant to this Agreement or any Collateral Document or otherwise securing any Obligation;

               (f) Liens in respect of judgments or awards with respect to which the Borrower or the affected Subsidiary is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards the Borrower or the affected Subsidiary has established adequate reserves on its books or has bonded in a manner satisfactory to the Agent;

               (g) pledges or deposits made by the Borrower in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

               (h) Liens granted by the Borrower to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations incurred in the ordinary course of business to the extent permitted herein and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property;

               (i) leasehold rights of parties under Tenant
Leases in the property of the Tower Subsidiary that is the subject of such leases;

               (j) rights to compensation from the Tower
Subsidiary owing under Land Lease Agreements; and

               (k) any other Liens listed on Exhibit F hereto or to which the Required Banks have consented in writing.

          "Person" includes natural persons, governmental agencies and authorities, corporations, business trusts, associations, companies, limited liability companies, joint ventures and partnerships.

          "Plan" means any employee benefit plan, as defined under Section 3(3) of ERISA, established or maintained by the Borrower or any member of the Controlled Group or any such Plan to which the Borrower or any member of the Controlled Group is, or in the last eight years was, required to contribute.

          "Pledge Agreements" means the Holdco Pledge Agreement, the Tower Subsidiary Pledge Agreement and any additional pledge agreements entered into pursuant to Sections 8.10(b) or 8.10(d).

          "Possible Default" means an event, condition, situation or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

          "Projected Debt Service" means, as of any date of determination, the sum of (a) all scheduled Commitment reductions under Section 2.1(b) during the four quarter period following the end of the fiscal quarter then ended or then most recently ended,
(b) all principal payments required to be made by the Borrower and its Subsidiaries on Total Debt, other than the Loans, but including, without limitation, Capitalized Lease Obligations, during such subsequent four quarter period, and (c) all Interest Expense and fees on Total Debt to be incurred by the Borrower and its Subsidiaries during such subsequent four quarter period. In calculating Projected Debt Service, (i) the interest rate applicable during such subsequent four quarter period to any Indebtedness which does not bear interest at a rate which is fixed (either by its terms or pursuant to an agreement regarding Rate Hedging Obligations) for the entire subsequent period shall be deemed to be the interest rate in effect as of the date of determination, and (ii) it shall be assumed that the principal amount of Loans outstanding as of the date of determination will be outstanding for the subsequent four quarter period subject to any required commitment reductions.

          "Purchase Price", in respect of any Qualified Acquisition (whether of assets, stock or other equity interests), means the total consideration payable in connection with such acquisition, whether payable in cash or other property, and including all forms of deferred compensation, such as non-compete agreements, consulting agreements and the like.

          "Qualified Acquisition" has the meaning assigned to it in Section 8.10(b).

          "Quarterly Date" means the last day of each March, June, September and December.

          "Ratable Share" means, with respect to any Bank, its pro rata share of the Commitment, the Letters of Credit or the Loans. As of the date of this Agreement, the Ratable Shares of the Banks shall be as listed on Schedule 1.1 attached hereto.

          "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect the Borrower from the fluctuations of interest rates, including, but not limited to, interest rate exchange or swap agreements and interest rate cap or collar protection agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

          "Regulatory Change" means the adoption of or any change in federal, state or local treaties, laws, rules, regulations or policies or the adoption of or change in any interpretations, guidelines, directives or requests of or under any federal, state or local treaties, laws, rules, regulations or policies (whether or not having the force of law) by any court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reportable Event" means a reportable event as that term is defined in Title IV of ERISA, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that any failure to timely meet the minimum funding standard of
Section 412 of the Code or of Section 302 of ERISA shall be a Reportable Event regardless of any waiver of notice by regulation or the issuance of any such waivers in accordance with Section 412(d) of the Code).

          "Required Banks" means, at any time, Banks holding at least 51% of the then aggregate unpaid principal amount of the Notes and the stated amount of the outstanding Letters of Credit, or, if no principal amount of the Notes or any Letter of Credit is then outstanding, Banks having at least 51% of the Commitment.

          "Security Agreements" means the Borrower Security
Agreement, the Tower Subsidiary Security Agreement and any additional security agreements entered into pursuant to Sections
8.10(b) or 8.10(d).

          "Subsidiary" means, with respect to any Person, each partnership, corporation or limited liability company, the majority of the outstanding partnership interests, capital stock, membership interests or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such Person.

          "Tenant Leases" means the Global Lease and all other leases or licenses of any Tower, or of space on any Tower, of the Borrower or any of its Subsidiaries now existing or hereafter created or acquired.

          "Termination Date" means March 31, 2006.

          "Test Operating Cash Flow" means:

               (a) as of the Closing Date, an amount to be calculated on a proforma basis in accordance with the procedure set forth on Exhibit L attached hereto;

               (b) as of any date after the Closing Date but prior to the first anniversary of the Closing Date, the sum of
(i) Operating Cash Flow for the period from the Closing Date through the end of the most recently ended month less that portion of such Operating Cash Flow which is attributable to the Tenant Leases, and (ii) the product of four times that portion of Operating Cash Flow for the three month period then ended or most recently ended which is attributable to the Tenant Leases, or, if less than three full months have elapsed since the Closing, the product of Operating Cash Flow which is attributable to the Tenant Leases for the number of full months that have elapsed since the Closing times twelve or six (as the case may be, depending on whether one full month or two full months have elapsed since the Closing); and

               (c) as of any date on or after the first anniversary of the Closing Date, the sum of (i) Operating Cash Flow for the four quarter period then ended or then most recently ended less that portion of such Operating Cash Flow which is attributable to the Tenant Leases, and (ii) the product of four times that portion of Operating Cash Flow for the quarter then ended or most recently ended which is attributable to the Tenant Leases.

          "Total Debt" means, without duplication, all Indebtedness of the Borrower and its Subsidiaries for borrowed money, including the Loans, all Capitalized Lease Obligations of the Borrower and its Subsidiaries, all other Indebtedness of the Borrower and its Subsidiaries represented by notes or drafts representing extensions of credit for borrowed money, all other Indebtedness of other Persons for which the Borrower or any of its Subsidiaries is a Guarantor, all obligations of the Borrower and its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments (including all such obligations to which any property or asset owned by the Borrower or any Subsidiary of the Borrower is subject, whether or not the obligation secured thereby shall have been assumed) and all obligations of the Borrower or any of its Subsidiaries as an account party to reimburse any bank or any other Person in respect of letters of credit (including the Letters of Credit) or bankers' acceptances.

          "Towers" means the communications towers and other structures, including rooftops, owned or leased by the Borrower and its Subsidiaries or which are subject to a management agreement to which the Borrower or a Subsidiary of the Borrower is a party.

          "Tower Subsidiary" means Crown Atlantic Company LLC, a
Delaware limited liability company that is owned 99.999% by the Borrower and .001% by BAM.

          "Tower Subsidiary Guaranty" has the meaning assigned to it in Section 6.6(a).

          "Tower Subsidiary Pledge Agreement" has the meaning assigned to it in Section 6.3(b).

          "Tower Subsidiary Security Agreement" has the meaning assigned to it in Section 6.2(b).

          "Transaction Documents" means the Formation Agreement, the Global Lease, the Build to Suit Agreement, the Management Agreement, the Bidder Services Agreement, the Transitional Services Agreement, the Operating Agreements, the Exclusive Management Agreement, the conveyance documents required pursuant to Section 4.2(b) of the Formation Agreement and any other agreements, documents or instruments delivered in connection with any of the foregoing.

          "Transitional Services Agreement" means the
Transitional Services Agreement among BAM, the Borrower and the
Tower Subsidiary that may be entered into pursuant to the Formation Agreement as of the Closing Date in form and substance reasonably satisfactory to the Agent.

          "Working Capital" means, as of any date, the excess of the Borrower's and its Subsidiaries' combined current assets, other than cash, over their combined current liabilities, other than the current portion of long term debt, as of such date.

          1.2 Other Terms. Except as otherwise specifically provided in this Agreement, each term not otherwise expressly defined herein which is defined in the Uniform Commercial Code, as amended (the "UCC"), as adopted in any applicable jurisdiction, shall have the meaning assigned to it in the UCC in effect in such jurisdiction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits or Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement or any Collateral Document, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          1.3 Accounting Terms; Income Taxes. All accounting terms used in this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP. All financial or accounting calculations or determinations required pursuant to this Agreement unless otherwise expressly provided shall be made on a consolidated basis for the Borrower and its Subsidiaries. The term "income tax" as used herein shall be deemed to include the earned surplus element of the franchise tax imposed by the State of Texas on income allocated to Texas.

SECTION 2.     THE LOANS.

          2.1  The Commitment and the Loans.

               (a) Commitment. Subject to the terms and conditions hereof, during the period from the Closing Date up to but not including the Termination Date, the Banks severally, but not jointly, shall make loans to the Borrower in such amounts as the Borrower may from time to time request but not exceeding in aggregate principal amount at any one time outstanding $250,000,000 (as such amount may be reduced from time to time, the "Commitment"); provided, however, that in no event shall the aggregate principal amount of such loans plus the aggregate stated amount of the Letters of Credit exceed at any time the lesser of the Commitment or the Borrowing Base. All amounts borrowed by the Borrower pursuant to this Section 2.1(a) and all amounts drawn under any Letter of Credit and not repaid may be referred to hereinafter collectively as the "Loans." Each Loan requested by the Borrower shall be funded by the Banks in accordance with their Ratable Shares of the requested Loan. A Bank shall not be obligated hereunder to make any additional Loan if immediately after making such Loan, the aggregate principal balance of all Loans made by such Bank plus such Bank's Ratable Share of any outstanding Letters of Credit would exceed such Bank's Ratable Share of the Commitment. The Loans may be comprised of Base Rate Loans or LIBOR Loans, as provided in
Section 2.2.

               (b) Commitment Reductions. If the Borrowing Base as of September 30, 2001, is less than the Commitment, then the Commitment shall automatically reduce on that date to equal the Borrowing Base as of that date. The Commitment on September 30, 2001, after giving effect to any reduction pursuant to the foregoing sentence, may be referred to hereinafter as the "Revised Commitment". On each date set forth in the table below (including September 30, 2001), the Revised Commitment shall automatically further reduce by an amount equal to that percentage of the Revised Commitment set forth for such date in such table:


Calendar    March 31        June 30        September      December 31
Year                                       30
2001        N/A             N/A            1.5%           1.5%
2002        1.875%          1.875%         1.875%         1.875%
2003        5.625%          5.625%         5.625%         5.625%
2004        6.5%            6.5%           6.5%           6.5%

2005        8%              8%             8%             8%
2006        all             N/A            N/A            N/A
            remaining
            principal


     Upon each such reduction, the Borrower shall make the prepayment of the Loans, if any, required pursuant to
     Section 2.5(b)(i).

               (c) Repayment and Reborrowing. Prior to the
Termination Date, the Borrower may, at its option, from time to time prepay all or any portion of the Loans, subject to the provisions of Section 2.5, and the Borrower may reborrow from time to time hereunder amounts so paid up to the amount of the Commitment in effect at the time of reborrowing.

               (d) Letters of Credit.

                   (i) Issuance. Subject to the terms and
conditions hereof, including the provisions of Section 6, the Borrower may request that the Issuing Bank issue, from time to time during the period from the Closing Date through the date that is thirty days prior to the Termination Date, and the Issuing Bank agrees to issue, from time to time, letters of credit in an aggregate stated amount not exceeding $25,000,000 (the "Letters of Credit"). No Letter of Credit shall be issued for a term of more than three hundred sixty-four days, and no Letter of Credit shall have an expiration date which is later than the thirtieth Banking Day prior to the Termination Date. No Letter of Credit shall be issued if after giving effect to such issuance, the sum of the outstanding principal balance of the Loans (including amounts drawn on Letters of Credit and not repaid), plus the aggregate stated amount of outstanding Letters of Credit, would exceed the lesser of the Commitment and the Borrowing Base. Each Letter of Credit shall be issued in the manner and on the conditions set forth in this Section 2.1(d) and
Section 6. Each Letter of Credit shall be in the Issuing Bank's standard form for letters of credit or in such other form as is acceptable to the Issuing Bank in form and substance.

                   (ii) Application. Each request for a Letter of Credit shall be made to the Issuing Bank by an application on the Issuing Bank's standard form or in such other manner as the Issuing Bank may approve. Promptly following the issuance of any Letter of Credit, the Issuing Bank shall notify the Agent and the Banks of such issuance.

                   (iii) Participation by the Banks.

                         (A) By the issuance of a Letter of
Credit and without any further action on the part of the Issuing
Bank, the Agent or the other Banks in respect thereof, the

Issuing Bank hereby grants to each other Bank, and each other Bank hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Ratable Share of the stated amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided, however, that no Bank shall be required to acquire participations in any Letter of Credit that would result in its Ratable Share of the sum of outstanding Loans plus the stated amount of all outstanding Letters of Credit to be greater than its Ratable Share of the Commitment. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, in accordance with Section 2.1(d)(iv), such Bank's Ratable Share of each amount disbursed pursuant to a Letter of Credit; provided, that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Issuing Bank.

                         (B) Each Bank acknowledges and agrees
that its obligation in respect of participations pursuant to paragraph (A) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of an Event of Default or Possible Default, or the reduction or termination of the Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                   (iv) Letter of Credit Disbursements.

                         (A) If the Agent has not received from
the Borrower the payment permitted pursuant to paragraph (B) of this Section 2.1(d)(iv) by 11:00 A.M., Cleveland time, on the date on which the Issuing Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made, as provided in such paragraph (B), the Agent shall promptly notify the Issuing Bank and each other Bank of the disbursement to be made under such Letter of Credit and, in the case of each Bank, its Ratable Share of such disbursement. Each Bank shall pay to the Agent, not later than 1:00 P.M., Cleveland time, on such date (or, if the Issuing Bank shall elect to defer reimbursement from the Banks hereunder, such later date as the Issuing Bank shall specify by notice to the Agent and the Banks), such Bank's Ratable Share of such disbursement, which the Agent shall promptly pay to the Issuing Bank. The Agent will promptly remit to each Bank its share of any amount subsequently received by the Agent from the Borrower in respect of such disbursement; provided that amounts so received for the account of any Bank prior to payment by such Bank of amounts required to be paid by it hereunder in respect of any disbursement shall be remitted to the Issuing Bank.

                         (B) If the Issuing Bank shall receive
any draft presented under any Letter of Credit, the Issuing Bank shall give notice thereof as provided in paragraph (C) below. If the Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower may pay to the Agent, for the account of the Issuing Bank, an amount equal to the amount of such draft before 11:00 A.M., Cleveland time, on the Banking Day on which the Issuing Bank shall have notified the Borrower that payment of such draft will be made. The Agent will promptly pay any such amounts received by it to the Issuing Bank.


                         (C) The Issuing Bank shall, promptly
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall as promptly as reasonably practicable give oral notification, confirmed in writing, to the Agent and the Borrower of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether the Issuing Bank has made or will make a disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse such disbursement, and the Agent shall promptly give each Bank notice thereof.

                         (D) Any amounts paid by the Issuing Bank
on any Letter of Credit shall be deemed to be a Loan for all purposes of this Agreement and shall bear interest from the date of payment by the Issuing Bank at the rates provided in Section
3.1 until paid in full.

                   (v) Obligation to Repay Letter of Credit
Disbursements, etc. The Borrower assumes all risks in connection with the Letters of Credit, and the Borrower's obligation to repay each disbursement under a Letter of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                         (A) any lack of validity or
enforceability of any Letter of Credit;

                         (B) the existence of any claim, setoff,
defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent, the Issuing Bank or any other Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

                         (C) any draft or other document
presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and

                         (D) any other circumstance or event
whatsoever, whether or not similar to any of the foregoing.

          It is understood that in making any payment under a Letter of Credit (I) the Issuing Bank's exclusive reliance as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any documents presented pursuant to such Letter of Credit prove to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (II) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof, shall, in each case, not be deemed willful misconduct or gross negligence of the Issuing Bank.

                   (vi) Indemnification. The Borrower shall:
(A) indemnify and hold the Agent and each Bank (including the Issuing Bank) harmless from any loss resulting from any claim, demand or liability which may be asserted against the Agent or such Bank in connection with actions taken under any Letter of Credit, and (B) reimburse the Agent or such Bank for any fees or other reasonable expenses paid or incurred by the Agent or such Bank in connection with any Letter of Credit, other than any loss or expense that, pursuant to a final non-appealable judicial determination, is determined to have resulted solely from the gross negligence or willful misconduct of the Agent or such Bank.

                   (vii) Security. Upon the occurrence of any Event of Default, the Borrower shall, upon demand, pay to the Issuing Bank the stated amount of all outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit, this Agreement and the Notes. The payment by the Borrower of such security shall not terminate the obligations of the Borrower under this Section 2.1(d).

                   (viii) Additional Costs. If any Regulatory
Change shall either (A) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Agent or any Bank (or its holding company) any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting any Letter of Credit issued or to be issued hereunder, or (B) subject the Issuing Bank, the Agent or any Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever, or (C) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Issuing Bank's, the Agent's or any Bank's (or its holding company's) capital or cost base for issuing such Letter of Credit which results in an increase in the capital requirement supporting such Letter of Credit, or (D) impose upon, modify, require, make or deem applicable to the Issuing Bank, the Agent or any Bank (or its holding company) any capital requirement, increased capital requirement or similar requirement such as the deeming of such Letters of Credit to be assets held by the Issuing Bank, the Agent or such Bank (or its holding company) for capital calculation or other purposes and the result of any events referred to in (A), (B), (C) or (D) above shall be to increase the costs or decrease the benefit in any way to the Issuing Bank, the Agent or a Bank (or its holding company) of issuing, maintaining or participating in such Letters of Credit, then and in such event the Borrower shall, within ten days after the mailing of written notice of such increased costs or decreased benefits to the Agent and the Borrower, pay to the Issuing Bank, the Agent or such Bank all such additional amounts which in the Issuing Bank's, the Agent's or such Bank's sole good faith calculation as allocated to such Letters of Credit, shall be sufficient to compensate it (or its holding company) for all such increased costs or decreased benefits. The Issuing Bank's, the Agent's or such Bank's calculation shall be conclusive absent manifest error.

                   (ix) Fees. Each Letter of Credit shall be issued for a fee equal to the product of the Applicable Margin applicable to LIBOR Loans as of the date of issuance thereof times the stated amount thereof, payable upon issuance. The fee shall be payable to the Agent for the benefit of the Banks in accordance with their Ratable Shares. In addition, the Borrower shall pay to the Issuing Bank for its own account its standard charges for the issuance of letters of credit and for draws upon letters of credit, which charges, as of the date hereof, are as follows: (A) $200 per Letter of Credit, payable upon issuance and
(B) .25% of the amount drawn, payable upon a draw under a Letter of Credit.

               (e) Termination or Reduction of Commitment. At any time prior to the Termination Date, by written notice to the Agent no later than 11:00 A.M. Cleveland, Ohio time five Banking Days prior to such termination or reduction, the Borrower may permanently terminate, or from time to time permanently reduce, the Commitment. Such notice shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice. Any such partial reduction hereunder shall be in an amount which is not less than $2,500,000 or an integral multiple of $1,000,000 in excess thereof. The Agent shall notify the Banks of any such reduction or termination of the Commitment.

               (f) Termination Date. All Loans, together with all interest accrued thereon, shall be paid in full no later than the Termination Date.

               (g) Permanent Reductions. All reductions of the
Commitment pursuant to Section 2.1(e), 2.5(c) or any other provision of this Agreement shall be permanent reductions, and the Commitment shall not be increased.

          2.2 Making and Conversion/Continuation of the Loans.

               (a) Making of the Loans.

                   (i) Each Loan shall be made by the Banks in such amount as the Borrower shall request, provided that each borrowing shall be in an amount which is a minimum of (A), with respect to any LIBOR Loan, $5,000,000, and integral multiples of $1,000,000 in excess thereof, and (B) with respect to any Base Rate Loan, $1,000,000 and integral multiples of $500,000 in excess thereof or such lesser amount as may be equal to the then unused portion of the Commitment. The obligation of the Banks to make any Loan is conditioned upon (w) the fact that the sum of the outstanding principal amount of the Loans, after giving effect to the making of such Loan, plus the aggregate stated amount of all outstanding Letters of Credit would not exceed the Borrowing Base as of the date of such Loan; (x) the fact that no Possible Default or Event of Default shall then exist or immediately after the Loan would exist; (y) the fact that all of the Collateral Documents shall still be in full force and effect; and (z) the fact that the representations and warranties contained herein and in the Collateral Documents shall be true and correct in all material respects as if made on and as of the date of such borrowing, except to the extent that any thereof expressly relate to an earlier date.

                   (ii) Subject to the satisfaction of the
conditions set forth in Section 6, Loans shall be effected at the principal banking office of the Agent in Cleveland, Ohio, and shall be made at such times as the Borrower may request by notice to the Agent no later than 11:00 A.M. Cleveland, Ohio time (A) three Banking Days prior to the date of a requested LIBOR Loan and (B) one Banking Day prior to the date of a requested Base Rate Loan. Such notices shall be in writing, or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as the telephone request, and shall specify the proposed date and the amount of the requested Loan, whether it is to bear interest initially at an interest rate based on the Base Rate or the LIBOR Rate, and the Interest Period thereof, if applicable.

                   (iii) Upon receipt of each borrowing notice for a Loan, the Agent shall promptly notify each Bank of the type, Interest Period, if applicable, amount and date of the proposed borrowing or conversion. Not later than 11:00 A.M. Cleveland time, on the date of a proposed borrowing of a Loan, each Bank shall provide the Agent at its address specified in
Section 12.4 hereof with immediately available funds covering such Bank's Ratable Share of the borrowing, and the Agent shall pay over such immediately available funds to the Borrower.

               (b) Conversion/Continuation of the Loans. At the Borrower's election pursuant to notice given to the Agent not later than 11:00 A.M. Cleveland, Ohio time three Banking Days prior to such conversion or continuation, any Base Rate Loan may be converted to, or any LIBOR Loan may be continued as, as the case may be, a LIBOR Loan as requested by the Borrower; provided, however, that each conversion and continuation shall be in an amount which is a minimum of $5,000,000, and integral multiples of $1,000,000 in excess thereof; and provided, further, that no Loan may be continued as or converted to a LIBOR Loan at any time that an Event of Default or Possible Default exists. If the Borrower has not timely delivered to the Agent such notice with respect to any terminating Interest Period, the affected LIBOR Loan shall convert to a Base Rate Loan at the end of such Interest Period.

               (c) Number of Interest Rate Options. In no event shall the Borrower have more than five LIBOR Loans outstanding at any time.

          2.3 The Notes. All Loans shall be evidenced by separate promissory notes payable to the Banks substantially in the form attached hereto as Exhibit A to be duly executed and delivered by the Borrower at or prior to the Closing in the principal amount of the Commitment (which notes, together with any notes issued in connection with the Letters of Credit, may be referred to herein as the "Notes"). The Banks may, and are hereby authorized by the Borrower to, set forth on the grids attached to the Notes, or in other comparable records maintained by them, the amount of each Loan, all payments and prepayments of principal and interest received, the current outstanding principal balance, and other appropriate information. The aggregate unpaid amount of any Loan set forth in any records maintained by a Bank with respect to a Note shall be presumptive evidence of the principal amount owing and unpaid on such Note. Failure of a Bank to record the principal amount of any Loan on the grid(s) attached to a Note shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Note to repay the principal amount of such Loan and all interest accruing thereon.

          2.4 Fees.

               (a) Commitment Fees.

                   (i) For each fiscal quarter during the
Borrowing Base Period, as of the end of which quarter the Borrowing Base is greater than $200,000,000, and for each fiscal quarter ending after the Borrowing Base Period, the Borrower shall pay to the Agent for the benefit of the Banks a non-refundable commitment fee of 1/2% per annum (based on a year having 360 days and actual days elapsed) on the excess of the aggregate daily average undisbursed amount of the Commitment for such quarter over the daily average aggregate stated amount of the Letters of Credit for such quarter; provided, however, that such commitment fee shall be 1/4% per annum for any such quarter if as of the end of such quarter the Leverage Ratio is less than or equal to 3.5 to 1.0. For each fiscal quarter during the Borrowing Base Period, as of the end of which quarter the Borrowing Base is less than or equal to $200,000,000, the Borrower shall pay to the Agent for the benefit of the Banks a non-refundable commitment fee of (i) 1/8% per annum (based on a year having 360 days and actual days elapsed) on that portion of the Commitment that exceeds $200,000,000 and (ii) 1/2% per annum (based on a year having 360 days and actual days elapsed) on the amount by which $200,000,000 exceeds the sum of the daily average outstanding principal amount of the Loans for such quarter plus the daily average aggregate stated amount of the Letters of Credit for such quarter.

                   (ii) Such commitment fee shall (i) commence to accrue as of the date hereof and continue to and including the Termination Date, (ii) be determined by the Agent quarterly, and upon the making of each Loan and the issuance of each Letter of Credit in an amount in excess of $5,000,000, based on the financial statements and the Compliance Certificate delivered to the Banks pursuant to Sections 7.5(b) and (c) (in the case of a quarterly determination) and the compliance certificate delivered pursuant to Section 6.12(b) (in the case of the determination of the commitment fees upon the making of a Loan or issuance of a Letter of Credit), (iii) be in addition to any other fee required by the terms and conditions of this Agreement, (iv) be payable quarterly in arrears on each Quarterly Date and on the date the Commitment is terminated, and (v) be shared by the Banks in accordance with their Ratable Shares.

               (b) Other Fees. The Borrower shall pay to the
Agent such other fees as are set forth in the Fee Letter.

          2.5 Prepayment.

               (a) Voluntary Prepayments. By notice to the Agent (which shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such telephone notice) no later than 11:00 A.M. Cleveland, Ohio time on the Banking Day prior to such prepayment (with respect to any Base Rate Loan) or on the third Banking Day prior to such prepayment (with respect to any LIBOR Loan), the Borrower may, at its option, prepay the Loans in whole at any time or in part from time to time without penalty or premium (except as provided in Section 2.5(d)); provided, however, that each partial prepayment of the Loans shall be in the aggregate principal amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

               (b) Mandatory Prepayments.

                   (i) Reduction of Commitment or Borrowing Base. If at any time the sum of the outstanding principal amount of the Loans plus the stated amount of all outstanding Letters of Credit exceeds the lesser of the Commitment or the Borrowing Base, the Borrower shall immediately prepay the Loans, without penalty or premium (except that any such prepayment of any LIBOR Loan shall be made together with the applicable LIBOR Prepayment Premium), in an amount necessary to cause the sum of the outstanding principal amount of the Loans plus the stated amount of all outstanding Letters of Credit not to exceed the lesser of the Commitment or the Borrowing Base. All accrued interest on the amount prepaid shall be paid with the prepayment.

                   (ii) Excess Cash Flow. Within one hundred twenty days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2001, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the Applicable Percentage of Excess Cash Flow, if any, for such fiscal year. Mandatory prepayments made pursuant to this Section 2.5(b)(ii) shall be determined from the annual financial statements for such fiscal year delivered by the Borrower pursuant to Section 7.5(a) and shall be accompanied by a certificate signed by the Borrower's chief financial officer setting forth the calculations from which the amount of such prepayment was determined.

                   (iii) Asset Sales. Immediately upon receipt by the Borrower or any of its Subsidiaries of cash proceeds of any Asset Sale, the Borrower shall immediately make a mandatory prepayment of the Loans in an amount equal to such cash proceeds, net of any costs directly incurred in connection with such Asset Sale and any taxes reasonably estimated to be payable in connection with such Asset Sale as certified by the Borrower's chief financial officer. Together with such prepayment, the Borrower shall deliver to the Agent a certificate executed by the Borrower's chief financial officer setting forth the calculation of the net cash proceeds of such Asset Sale.

                   (iv) Unapplied Insurance Proceeds. Within 180 days from the date of receipt of any cash payments under any insurance policy maintained by the Borrower or any of its Subsidiaries which have not been reinvested in productive assets of a kind then used or usable in the business of the Borrower or its Subsidiaries, the Borrower shall make a mandatory prepayment of the Loans in the amount of such unreinvested or unused proceeds, net of any costs directly incurred in connection with receiving payment of such proceeds and any taxes reasonably estimated to be payable in connection with such receipt as certified by the Borrower's chief financial officer; provided, however, that upon and during the continuance of any Event of Default or Possible Default all such insurance proceeds received by the Borrower or any Subsidiary shall be applied as a prepayment of the Loans.

                   (v) Net Equity and Debt Proceeds. If, on any date that the Leverage Ratio is greater than 5.0 to 1.0, the Borrower receives any capital contribution from Holdco or any other Person, or receives the proceeds of any Indebtedness for borrowed money or of the sale of debt or equity securities from Holdco or any other Person, the Borrower shall, within five days of receipt of such capital contribution or proceeds, make a mandatory prepayment of the Loans in an amount equal to the lesser of (A) 50% of such capital contribution or proceeds and
(B) that amount of such capital contribution or proceeds that, when added to Operating Cash Flow for the four quarter period then ended or most recently ended, would cause the Leverage Ratio as of the date of receipt of such capital contribution or proceeds to equal 5.0 to 1.0; provided, however, that if, as of the date of such capital contribution or receipt of proceeds, the Borrower is a party to a legally binding acquisition agreement for a Qualified Acquisition permitted pursuant to Section 8.10(b) or the Borrower has received an executed SLA Package (as that term is defined in the Build to Suit Agreement) from BAM with respect to construction of a specific Tower or group of Towers, then the Borrower may use such capital contribution or proceeds to pay the purchase price of such Qualified Acquisition or to construct such Tower or Towers. The making of any such mandatory prepayment shall not be deemed to have cured any Event of Default resulting from the incurrence of any Indebtedness not permitted pursuant to Section 8.1.

               (c) Application of Prepayments.

                   (i) Application to LIBOR Prepayment Premium,
Accrued Interest and Principal. All prepayments made pursuant to this Section 2.5 shall be applied as follows: first, to any LIBOR Prepayment Premium then due, then to accrued interest and then to the outstanding principal of the Loans. For purposes of the calculation of interest and the determination of whether any LIBOR Prepayment Premium is due in connection with any such prepayment, such principal prepayments shall be applied first to the Base Rate Loans and then to the LIBOR Loans with the shortest remaining Interest Periods.

                   (ii) Application to the Loans and the
Commitment. Any mandatory prepayment of the Loans (other than pursuant to Section 2.5(b)(i)) shall cause the Commitment to be immediately and automatically reduced by the amount of such prepayment, and each such mandatory reduction shall be applied to the subsequent Commitment reductions set forth in Section 2.1(b) in the inverse order of maturity.

               (d) LIBOR Prepayment Premium. The Borrower shall pay to the Agent, for the benefit of the Banks, the applicable
LIBOR Prepayment Premium upon any prepayment or conversion

(whether voluntary or involuntary) of any LIBOR Loan not made on the last day of the applicable Interest Period.

          2.6 Reserves or Deposit Requirements, Etc. If at any time any Regulatory Change (including without limitation, any change in Regulation D of the Board of Governors of the Federal Reserve System) shall impose any reserve and/or special deposit requirement (other than reserves included in the LIBOR Reserve Percentage, the effect of which is reflected in the interest rate of any LIBOR Loan) against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of taking or maintaining hereunder any LIBOR Loan or to reduce the amount of principal, interest or fees received by such Bank with respect to any such Loan, then such Bank shall notify the Borrower and the Agent of such occurrence. Thereafter, within ten days after written demand by such Bank, the Borrower shall pay to such Bank additional amounts sufficient to compensate and indemnify such Bank for such increased cost or reduced amount. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section shall be submitted by such Bank to the Agent and to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.7 Tax Law, Increased Costs, Etc. In the event that by reason of any Regulatory Change, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the net income of such Bank and other than changes in franchise taxes), and if any such measure or any other similar measure shall result in an increase in the costs to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal or interest ultimately receivable by such Bank in respect of such Loan, then such Bank shall notify the Borrower and the Agent stating the reasons therefor. The Borrower shall thereafter pay to such Bank within ten days after written demand such additional amounts as will compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount shall be submitted by such Bank to the Agent and to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.8 Eurodollar Deposits Unavailable or Interest Rate Unascertainable. If any Bank determines that dollar deposits of the relevant amount for the relevant Interest Period are not available to it in the applicable Eurodollar market or if the Agent determines that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, or if any Bank determines that the LIBOR Rate does not adequately reflect the cost to such Bank of making such Loan, as the case may be, the Agent or such Bank shall promptly give notice of such determination to the Agent and to the Borrower, and any request for a new LIBOR Loan or notice of conversion of an existing Loan to a LIBOR Loan given thereafter or previously given by the Borrower and not yet made or converted shall be deemed a notice to make a Base Rate Loan.

          2.9 Changes in Law Rendering LIBOR Loans Unlawful. If at any time any Regulatory Change shall make it unlawful for any Bank to fund any LIBOR Loan which it has committed to make hereunder with moneys obtained in the applicable Eurodollar market, such Bank shall notify the Agent and the Borrower, and the obligation of the Banks to fund such Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change makes it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such Regulatory Change on such date as shall be specified in such notice, either convert all such Loans to Base Rate Loans or prepay all such Loans in full.

          2.10 Funding. Any Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

          2.11 Indemnity. Without prejudice to any other provisions of Sections 2.6 through 2.10 or to the obligation of the Borrower to pay the LIBOR Prepayment Premium pursuant to
Section 2.5(d), the Borrower hereby agrees to indemnify the Agent and each Bank against any loss or expense which the Agent or any Bank may sustain or incur as a consequence of the Borrower's failure to borrow any LIBOR Loan requested pursuant to this Agreement, or the Borrower's failure to continue any LIBOR Loan or convert any Base Rate Loan to a LIBOR Loan, in either case after notice of such continuation or conversion shall have been given to the Agent pursuant to Section 2.2(b), or any default by the Borrower in payment when due of any amount due hereunder in respect of any LIBOR Loan or any prepayment or conversion by the Borrower of a LIBOR Loan prior to the end of its Interest Period, whether voluntarily or as required pursuant to the terms hereof, including, but not limited to, any premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such Loan, as determined by such Bank; provided, however, that such indemnification shall be net of any LIBOR Prepayment Premium received by such Bank in respect of any such action or inaction of the Borrower. A statement as to any such loss or expense shall be submitted by such Bank to the Agent and the Borrower for payment under the aforesaid indemnification, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          2.12 Capital Adequacy. If any Bank shall determine that any Regulatory Change regarding capital adequacy or compliance by such Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Bank's capital (or on the capital of such Bank's holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such Regulatory Change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount which such Bank deems to be material, then from time to time, within ten days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its holding company) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

          2.13 Taxes. All sums payable by the Borrower hereunder or under the Notes or in respect of the Letters of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto (collectively referred to as "Taxes"). If the Borrower is prohibited by law from making payments hereunder or under the Notes or in respect of the Letters of Credit free of such deductions or withholdings, then the Borrower shall pay such additional amount as may be necessary in order that the actual amount received by the Banks after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Notes or in respect of the Letters of Credit. The Borrower shall pay directly to all appropriate taxing authorities any and all present and future Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the Notes or the issuance of the Letters of Credit, except for any Taxes or other liabilities that the Borrower is contesting in good faith by appropriate proceedings, provided that the Borrower hereby indemnifies the Agent and each of the Banks and holds them harmless from and against any and all liabilities, fees or additional expense with respect to or resulting from any delay in paying, or omission to pay, Taxes. Within thirty days after request by the Agent in respect of the payment by the Borrower of any Taxes, the Borrower shall furnish the Agent with the original or a certified copy of the receipt evidencing payment thereof, together with any other information the Agent may reasonably require to establish to its satisfaction that full and timely payment of such Taxes has been made. Each Bank shall notify the Borrower and the Agent of any payment of Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Borrower, and upon notice from the Agent or any Bank that Taxes or any liability relating thereto (including penalties and interest) have been paid, the Borrower shall pay or reimburse the Agent or the paying Bank therefor within ten days of such notice. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Notes.

          2.14 Right to Remove Affected Bank. In the event that
(a) the Borrower receives a notice under Sections 2.6, 2.7, 2.8, 2.9, 2.11 or 2.12 (if such illegality or condition is not generally applicable to the Banks) from any Bank, (b) any Bank makes a demand for compensation from the Borrower pursuant to Sections 2.6, 2.7, 2.9, 2.11 or 2.12 or (c) any Bank fails for any reason to make its Ratable Share of any Loan it is required to make pursuant to Section 2.1(a) (such Bank being referred to in this Section as the "Affected Bank"), the Borrower, at its option and in its sole discretion, shall have the right to designate a replacement Bank that is reasonably acceptable to the Agent, to purchase for cash the Affected Bank's Loans, if any, and to assume all of the Affected Bank's Ratable Share of the Commitment and the Letters of Credit and all of the Affected Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, the Affected Bank, for a purchase price equal to (i) the principal amount of all of the Affected Bank's outstanding Loans, plus (ii) any accrued but unpaid interest thereon, plus (iii) any accrued but unpaid commitment fees in respect of the Affected Bank's Ratable Share of the Commitment, plus (iv) any other amounts that may be owing to the Affected Bank hereunder, including any amount which would be payable to the Affected Bank pursuant to Sections 2.6, 2.7, 2.9,
2.11 or 2.12. The assignee Bank shall pay to the Agent the fee set forth in Section 12.7(c) in connection with any assignment made pursuant to this Section. If any Bank becomes an Affected Bank pursuant to clause (c) above, then it shall not have the right to vote on any matter presented to the Banks for a vote until such time as its failure to make its Ratable Share of a Loan has been cured or until it has been removed pursuant to this Section, and any portion of Loans made by it shall be deemed not to be outstanding solely for purposes of such vote.

SECTION 3.     INTEREST; PAYMENTS.

          3.1  Interest.

               (a) Subject to Section 3.1(c), prior to maturity, LIBOR Loans shall bear interest at the LIBOR Rate plus the Applicable Margin and Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

               (b) The Applicable Margin shall be determined by the Agent quarterly, and upon the making of each Loan and the issuance of each Letter of Credit in an amount in excess of $5,000,000, based on the financial statements and the Compliance Certificate delivered to the Banks pursuant to Sections 7.5(b) and (c) (in the case of a quarterly determination) and the compliance certificate delivered pursuant to Section 6.12(b) (in the case of the determination of the Applicable Margin upon the making of a Loan or issuance of a Letter of Credit). Any change in the interest rate on the Loans due to a change in the Applicable Margin shall be effective on the fifth Banking Day after delivery of such financial statements or compliance certificate; provided, however, that if any such quarterly financial statements and Compliance Certificate indicate an increase in the Applicable Margin and such financial statements and certificate are not provided within the time period required in Section 7.5(b), the increase in the interest rate due to such increase in the Applicable Margin shall be effective retroactively as of the fifth Banking Day after the date on which such financial statements and certificate were due. For purposes of determining the Applicable Margin prior to the Borrower's delivery to the Agent of such quarterly financial statements and Compliance Certificate for the first full quarter after the Closing, the Leverage Ratio shall be deemed to be greater than
7.0 to 1.0. The Borrower shall deliver to the Banks with each set of quarterly financial statements which indicate a change in the Applicable Margin a notice with respect to such change, which notice shall set forth the calculation of, and the supporting evidence for, such change.

               (c) Upon the occurrence of any Event of Default, the entire outstanding principal amount of each Loan and (to the extent permitted by law) unpaid interest thereon and all other amounts due hereunder shall bear interest, from the date of occurrence of such Event of Default until the earlier of the date such Loan is paid in full and the date on which such Event of Default is cured or waived in writing, at the Default Interest Rate which shall be payable upon demand.

               (d) Interest shall be computed on a Three Hundred Sixty day year basis calculated for the actual number of days elapsed. Interest accrued on each Base Rate Loan shall be paid quarterly in arrears on each Quarterly Date after the date hereof until such Loan is paid in full and on the date such Loan is paid in full, and interest accrued on each LIBOR Loan shall be paid on the last day of the Interest Period thereof and on the date such Loan is paid in full.

               (e) The rate of interest payable on any Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on any Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on such Note, then the rate provided for on such Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by the holder of such Note is that which would have been received by such holder but for the operation of the preceding sentence.

          3.2  Manner of Payments.

               (a) Prior to each Quarterly Date and the end of each Interest Period, the Agent shall render a statement to the Borrower of all amounts due to the Agent and the Banks for principal, interest and fees hereunder. All amounts listed on each such statement shall be due and payable on the Quarterly Date or, as the case may be, the last day of such Interest Period, in respect of which such statement was sent. As to all other Obligations which become due and payable other than on a fixed date by their terms, the Agent shall advise the Borrower by a written statement that they are due and payable, and the Borrower shall pay the same within ten days of receipt of such statement. If any amounts are not paid by the Borrower when due and payable, such amounts shall bear interest at the Default Interest Rate, and the Banks may then charge any account of the Borrower for such Obligation in the amount due to the Banks. Any failure by the Agent to render any such statement or give any such advice shall in no way relieve the Borrower of any liability for or obligation to pay any amount due and payable hereunder.

               (b) Whenever any payment to be made hereunder, including without limitation any payment to be made on a Note, shall be stated to be due on a day that is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in each case be included in the computation of the interest payable on such Note.

               (c) Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder or under the Notes shall be made in immediately available funds by federal funds wire transfer, and without setoff, deduction or counterclaim, to the Agent prior to 11:00 A.M., Cleveland time, on the date when due, at its offices at 127 Public Square, Cleveland, Ohio 44114, or at such other place as may be designated by the Agent. Funds received after 11:00 A.M., Cleveland time, shall be deemed to have been received on the next Banking Day. To the extent any such payment is made for the ratable benefit of the Banks, the Agent shall promptly distribute such payment to the Banks in accordance with their respective Ratable Shares.

SECTION 4.     CLOSING.

          The closing of the transactions contemplated by this Agreement shall take place at the location of and simultaneously with the closing under the Formation Agreement (provided that the Borrower shall have given the Agent at least ten Banking Days prior notice of the date of such closing), or such other date and place as to which the parties may agree (the "Closing" and the "Closing Date"). Subject to the terms and conditions hereof, upon the fulfillment or waiver in writing of all the conditions precedent set out in Section 6 below, and the delivery to the Agent of the Notes, the Banks shall make such Loans as the Borrower may request.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

          To induce the Banks to enter into this Agreement and to make the Loans, the Borrower represents and warrants as follows:

          5.1 Organization and Powers. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified or registered to conduct business and in good standing under the laws of each jurisdiction in which any Tower is located and of each other jurisdiction in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the Collateral Documents to which it is a party, the Management Agreement, the Formation Agreement, the other Transaction Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

          5.2 Authorization. All necessary limited liability company, member, director or other actions on the part of the Borrower and its Subsidiaries to authorize the execution and delivery of this Agreement, the Collateral Documents, the Management Agreement, the Build to Suit Agreement and the other Transaction Documents to which it or any of its Subsidiaries is a party, and the performance of the obligations of the Borrower and its Subsidiaries herein and therein, have been taken. This Agreement, each Collateral Document, the Management Agreement, the Build to Suit Agreement and the Transaction Documents to which the Borrower or any of its Subsidiaries is a party have been duly authorized and executed and are valid and legally binding upon each of the Borrower and its Subsidiaries to the extent it is a party thereto, and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and the availability of equitable remedies.

          5.3 Financial Statements. Exhibit B attached hereto contains pro forma financial statements for the Borrower and its Subsidiaries, including a pro forma balance sheet and income statements (collectively, the "Financial Statements"). The Financial Statements disclose all material contingent liabilities and present fairly, on a pro forma basis, the financial condition of the Borrower and its Subsidiaries as of the dates and for the periods indicated and have been prepared consistent with GAAP.

          5.4 Projections. Exhibit C attached hereto are the Borrower's projections for the calendar years 1999 through 2007. Such projections were prepared on an operating basis. Such projections represent the Borrower's good faith estimate of projected future operations as of the date of this Agreement, have been prepared based on assumptions that the Borrower believes to be reasonable and assume the consummation of the transactions contemplated by the Transaction Documents. As of the date hereof, there are no facts which are known to the Borrower which the Borrower believes would cause a material adverse change in such projections.

          5.5 Capitalization. The capitalization of Holdco and the Borrower as of the date hereof is as set forth on Exhibit D attached hereto. A subsidiary of CCIC and BAM own all of the issued and outstanding Membership Interests of Holdco; Holdco owns all of the issued and outstanding Membership Interests of the Borrower; and the Borrower and BAM own all of the issued and outstanding Membership Interests of the Tower Subsidiary. All of the issued and outstanding Membership Interests of the Borrower and its Subsidiaries have been duly and validly issued and are fully paid and nonassessable. All of the authorized, issued and outstanding Membership Interests of the Borrower and its Subsidiaries are free and clear of any Liens, except as disclosed on Exhibit D, and except for the Liens in favor of the Agent pursuant to the Pledge Agreements. None of such Membership Interests has been issued in violation of the Securities Act of 1933, as amended, or the securities or "Blue Sky" or any other applicable laws, rules or regulations of any applicable jurisdiction. Except as set forth on Exhibit D, as of the date hereof, neither the Borrower nor any of its Subsidiaries has any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, operating agreement, contingent share agreement, stockholders agreement, partnership agreement or otherwise, any membership interests, capital stock, partnership interests or other equity securities or securities convertible into membership interests, shares of capital stock, partnership interests or other equity securities.

          5.6 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than the Tower Subsidiary. The Tower Subsidiary is a Delaware limited liability company. Each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of its State of organization and is duly qualified and in good standing under the laws of each other jurisdiction in which it owns any Tower or in which the character of its business or the ownership of its assets makes such qualification or registration necessary, except where failure to so qualify or register could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Exhibit D, each Subsidiary is a direct or indirect, wholly owned Subsidiary of the Borrower. Each Subsidiary has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and perform the Collateral Documents, the Management Agreement, the Formation Agreement, the Build to Suit Agreement and the other Transaction Documents to which it is a party and all other documents to be executed by it in connection with the transactions contemplated hereby and thereby and to carry out the terms hereof and thereof.

          5.7 Title to Properties; Patents, Trademarks, Etc. Each of the Borrower and its Subsidiaries has, and will have after consummation of the transactions contemplated by the Transaction Documents, good and marketable title to all of its material assets, whether real or personal, tangible or intangible, free and clear of any Liens or adverse claims or interests, except Permitted Liens. Each of the Borrower and its Subsidiaries owns or possesses, and will own and possess after giving effect to the consummation of the transactions contemplated by the Transaction Documents, the valid right to use all the material patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, product designs, applications, processes, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing used or necessary for the conduct of its business, without any known conflict with the rights of others.

          5.8 Litigation; Proceedings. Except as disclosed on Exhibit E attached hereto, as of the date hereof, (a) there is no material action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order, decree or judgment in effect, now pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower, any of its Subsidiaries, any Material Towers or any of the properties or rights relating to any Material Towers, and (b) there is no application, petition, complaint, proceeding or investigation pending or, to the best of the Borrower's knowledge, threatened, with respect to any License or which could restrict in any material manner the ownership, operation or license status of any Material Towers.

          5.9 Taxes. All material Federal, state and local tax returns, reports and statements (including, without limitation, those relating to income taxes, withholding, social security and unemployment taxes, sales and use taxes and franchise taxes) required to be filed by Holdco, the Borrower or any of the Borrower's Subsidiaries have been properly filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, which returns, reports and statements are complete and accurate, and all taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof. As of the date hereof, neither the Borrower, nor any of its Subsidiaries nor Holdco has filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Federal, state, local or foreign taxes or other impositions. All tax deficiencies asserted or assessments made as a result of any examinations conducted by the Internal Revenue Service or any other governmental authority relating to the Borrower, any of its Subsidiaries and Holdco have been fully paid or are being contested in accordance with the provisions of Section 7.4. Proper and accurate amounts have been withheld by the Borrower, its Subsidiaries and Holdco from their employees for all periods to fully comply with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law. The charges, accruals and reserves on the books of the Borrower, its Subsidiaries and Holdco in respect of any taxes or other governmental charges are adequate.

          5.10 Absence of Conflicts. The execution, delivery and performance by Holdco, the Borrower and the Borrower's Subsidiaries of this Agreement, the Collateral Documents, the Management Agreement, the Build to Suit Agreement and the other Transaction Documents and all actions and transactions contemplated hereby and thereby will not (a) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default (i) under any provision of the Operating Agreements or other organizational documents of the Borrower, any of its Subsidiaries or Holdco,
(ii) under any material arbitration award or any material order of any court or of any other governmental agency or authority,
(iii) under any License relating to any Material Towers or under which the Borrower or any Subsidiary operates or will operate after giving effect to the consummation of the Transaction Documents which breach or default of such License could reasonably be expected to have a Material Adverse Effect, (iv) under any applicable law, rule, order or regulation (including without limitation, (A) the Communications Act of 1934, as amended, (B) any rule, regulation or policy of the FCC, the FAA or any other Licensing Authority or (C) Regulations T, U or X of the Board of Governors of the Federal Reserve System) or (v) in any material respect under the Transaction Documents, any Land Lease Agreement, the CCIC Indenture or any material agreement, instrument or document relating to any Material Towers or to which the Borrower, any of its Subsidiaries or Holdco is a party, or by which the Borrower, any of its Subsidiaries or Holdco or any of their respective properties is bound, or (b) result in the creation or imposition of any Lien of any nature whatsoever, other than those Liens arising hereunder or under the Collateral Documents, upon any of the properties of the Borrower, any of its Subsidiaries or Holdco.

          5.11 Indebtedness. Neither the Borrower, nor any of its Subsidiaries nor Holdco has any Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, including Indebtedness for taxes and any interest or penalties relating thereto, except (a) liabilities reflected in the Financial Statements, (b) the liability of the Borrower to pay legal and accounting fees and reasonable closing expenses in connection with this Agreement, (c) liabilities disclosed on Exhibit F attached hereto and (d) Indebtedness permitted pursuant to Section 8.1.

          5.12 Compliance. Neither the Borrower nor any of its Subsidiaries nor the construction, ownership or operation of any Tower is in material violation of any provision of the Operating Agreement or other organizational documents of the Borrower or any of its Subsidiaries or any statute, ordinance, law, rule, regulation or order of the United States of America, the FCC, the FAA, or any other federal, state, county, municipal or other governmental agency or authority applicable to it, any material portion of its properties, the maintenance of any Material Towers or the conduct of its business. Neither the Borrower nor any of its Subsidiaries has violated or breached in any material respect the provisions of any material indenture, License, agreement, note, lease or other instrument or document to which it is a party or by which it is bound, nor does there exist any material default, or any event or condition which, upon notice or lapse of time, or both, would become a material default, under any such material indenture, License, agreement, note, lease, or other instrument or document. Each of the Borrower and its Subsidiaries has the legal right and authority, including without limitation, necessary authorizations from the FCC and the FAA, to conduct its business as now conducted or proposed to be conducted.

          5.13 Statements Not Misleading. No statement, representation or warranty made by the Borrower, any of its Subsidiaries, Holdco or any other party (other than the Agent and the Banks) in or pursuant to this Agreement or the Exhibits attached hereto or any of the Collateral Documents contains or will contain any untrue statement of a material fact, nor omits or will omit to state a material fact necessary to make such statement not misleading or otherwise violates any federal or state securities law, rule or regulation. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein.

          5.14 Consents or Approvals. No material consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person (including, without limitation, the FCC, the FAA or any other Licensing Authority) is required to be obtained by the Borrower, any of its Subsidiaries or Holdco in connection with the execution, delivery or performance of this Agreement, any Collateral Document, the Management Agreement, the Build to Suit Agreement or any other Transaction Document (other than any of the foregoing that may be required in connection with the Tower Subsidiary's performance of its obligations under the Build to Suit Agreement), including, without limitation, in connection with the granting of liens and security interests in the Membership Interests and assets of the Borrower and its Subsidiaries, that has not already been obtained or completed, except for the filing of financing statements and other actions expressly required to be taken pursuant to the Collateral Documents.

          5.15 Material Contracts and Commitments. Exhibit G attached hereto contains a true and complete description of all material contracts, licenses and commitments of the Borrower, each of its Subsidiaries and Holdco as of the Closing Date (after giving effect to the transactions contemplated by the Transaction Documents), whether oral or written, including, without limitation, (a) those governing any Indebtedness; (b) any security agreement, pledge agreement, mortgage or guaranty; (c) management, construction supervision, service or employment agreements, conditional sales contracts or leases of real or personal property, which involve expenditures in excess of $500,000 in any single case; (d) collective bargaining agreements; (e) contracts or commitments for the future purchase or sale of goods, other than those which involve the payment or receipt of less than $500,000 in any single case; (f) contracts or commitments which involve a Capital Expenditure in excess of $500,000 in any single case; (g) bonus, pension, retirement, insurance or other employee benefit plans; (h) all Licenses; (i) all Tenant Leases; and (j) all management agreements. All of the agreements, contracts and commitments listed on Exhibit G are in full force and effect without material default. Exhibit G further identifies each such Tenant Lease which requires consent to the granting of a Lien in favor of the Agent, for the benefit of the Banks, on the rights of the Borrower or any Subsidiary which is a party to such contract. The Borrower has made available to the Agent true and complete copies of all of the agreements, contracts and commitments listed on Exhibit G.

          5.16 Employee Benefit Plans. Exhibit H contains a true and complete list of all Plans maintained by the Borrower or any member of the Controlled Group. Neither the Borrower nor any member of the Controlled Group has, or will have after giving effect to the consummation of the transactions contemplated by the Transaction Documents, any liability, or reasonably anticipates any accrued and unpaid liability, of any kind (including any withdrawal liability under Section 4201 of ERISA) which is in excess, in the aggregate, of $500,000, to or in respect of any Plan or Benefit Arrangement. With respect to the Plans and Benefit Arrangements currently maintained by the Borrower or any member of the Controlled Group: (a) each Plan that is intended to be qualified under Code Section 401(a) is so qualified and has been so qualified since its adoption, and each trust forming a part thereof is exempt from tax under Code
Section 501(a); (b) each Plan complies in all material respects with all applicable requirements of law, has been administered in accordance with its terms and all required contributions have been made; (c) neither the Borrower nor any member of the Controlled Group knows or has reason to know that the Borrower or any member of the Controlled Group has engaged in a transaction which would subject it to any tax, penalty or liability under ERISA or the Code for any prohibited transaction; and (d) no Plan is subject to the minimum funding requirements under ERISA
Section 302 or Code Section 412 or is a defined benefit plan (as defined under ERISA Section 3(35) or Code Section 414(j)). No Plan or Benefit Arrangement maintained by the Borrower or any member of the Controlled Group or to which the Borrower or any member of the Controlled Group is required to contribute is (i) a multiple employer welfare arrangement (as defined in ERISA
Section 3(40)), (ii) a multiemployer plan (as defined in ERISA
Section 4001(a)(3)), or (iii) a multiple employer plan (as defined in ERISA Section 4063).

          5.17 Licenses and Registrations. The Licenses shown on Exhibit G constitute as of the Closing Date (after giving effect to the transactions contemplated by the Transaction Documents) all of the material Licenses which are necessary for the lawful ownership, construction, management or operation of Towers (including Towers acquired pursuant to the Transaction Documents) or of the business of the Borrower or of any of its Subsidiaries in the manner and to the full extent they are currently (or after giving effect to the consummation of the Transaction Documents, will be) owned, constructed, managed and operated. Exhibit G sets forth a correct and complete list as of the Closing Date
(after giving effect to the transactions contemplated by the Transaction Documents) of each pending application for a License filed by the Borrower or any of its Subsidiaries. Subject only to the submission of routine informational filings concerning name changes which will be submitted no later than ten days following the Closing, all of the material Licenses have been duly and validly issued to and are legally held by the Borrower and its Subsidiaries and are in full force and effect without condition (after giving effect to the transactions contemplated by the Transaction Documents) except those of general application. The material Licenses have been issued in compliance with all applicable laws and regulations, are legally binding and enforceable in accordance with their terms and are in good standing. The Borrower knows of no facts or conditions which would constitute grounds for any Licensing Authority to deny any pending material application for a License with respect to any Material Towers, to suspend, revoke, materially adversely modify or annul any License with respect to any Material Towers or to impose a material financial penalty on the Borrower or any of its Subsidiaries. All Material Towers that are required to be registered with the FCC have either been so registered or are in the process of being registered, and all information submitted in connection with such registrations is true and complete in all material respects.

          5.18 Material Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or other instrument or subject to any other restriction that materially and adversely affects or could materially and adversely affect its business, property, assets, operations or condition, financial or otherwise.

          5.19 Investment Company Act. The Borrower (a) is not an investment company as that term is defined in the Investment Company Act of 1940, as amended, (b) does not directly or indirectly control, and is not controlled by a company which is, an investment company as that term is defined in such act and (c) is not otherwise subject to regulation under such act.

          5.20 Absence of Material Adverse Effect. No Material
Adverse Effect has occurred.

          5.21 Defaults. No Possible Default or Event of Default now exists or will exist upon the making of any Loan.

          5.22 Real Property. Exhibit I attached hereto lists as of the Closing Date, after giving effect to the consummation of the transactions contemplated by the Transaction Documents, (a) all real estate owned by the Borrower or any of its Subsidiaries, and (b) all Land Lease Agreements and other leases pursuant to which the Borrower or any of its Subsidiaries has acquired a leasehold interest in real estate.

          5.23 Securities Laws. No proceeds of any Loan will be used by the Borrower or its Subsidiaries to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. Neither the registration of any security under the Securities Act of 1933, as amended, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the consummation of this Agreement or any of the Transaction Documents or the execution and delivery of the Notes.

          5.24 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower or any of its Subsidiaries, including, without limitation, policies of fire, theft, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, comply with the requirements of Section 7.3, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower or such Subsidiary and engaged in a similar business. In the past three years, neither the Borrower nor any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

          5.25 Labor Disputes. There are no material strikes, unfair labor practice charges or other labor disputes or grievances pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has received any written complaints, and has no knowledge of any threatened complaints, nor to the best of the Borrower's knowledge are any such complaints on file with any Federal, state or local governmental agency, alleging material employment discrimination by the Borrower or any of its Subsidiaries. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

          5.26 Environmental Compliance.

          After giving effect to the consummation of the transactions contemplated by the Formation Agreement:

               (a) The Borrower and its Subsidiaries have obtained all material permits, licenses and other authorizations, and have filed all material certificates and reports, that are required under all Environmental Laws, are in material compliance with all terms and conditions of all such permits, licenses and authorizations, and the Borrower, its Subsidiaries and their properties are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, including, without limitation, all Environmental Laws in all jurisdictions in which the Borrower or any of its Subsidiaries owns, maintains or manages a Tower, a facility or site, arranges or has arranged for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts or has accepted for transport any Hazardous Materials, solid waste or other wastes or holds or has held any interest in real property or otherwise.

               (b) No Environmental Claim has been issued, no complaint has been filed, no penalty has been assessed and no litigation, proceeding, investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any Person with respect to any alleged failure by the Borrower or any of its Subsidiaries or any predecessor owner or operator of any of their respective properties to comply in any material respect with any Environmental Law or to have any material permit, license or authorization required in connection with the conduct of their respective businesses or with respect to any generation, treatment, storage, recycling, transportation, use, disposal or Release of any Hazardous Materials generated by them or with respect to any real property in which the Borrower or any of its Subsidiaries holds or has held an interest or any past or present operation of the Borrower or any of its Subsidiaries.

               (c) There are no Environmental Laws requiring any material work, repairs, construction, Capital Expenditures or other remedial work of any nature whatsoever, with respect to any real property in which the Borrower or any of its Subsidiaries holds or has held an interest or any past or present operation of the Borrower or any of its Subsidiaries.

               (d) To the best of the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or could reasonably be expected to have, a Material Adverse Effect, and to the best of the Borrower's knowledge, except as could not reasonably be expected to have a Material Adverse Effect:

                    (i) no PCBs are present at any property now or previously owned or any premises now or previously leased by the Borrower or any of its Subsidiaries;

                    (ii) no asbestos is present at any property now or previously owned or any premises now or previously leased by the Borrower or any of its Subsidiaries;

                    (iii) no underground storage tanks for
Hazardous Materials, active or abandoned, are now or were previously operated at any property now or previously owned by the Borrower or any of its Subsidiaries, and, with respect to premises now or previously leased by the Borrower or any of its Subsidiaries, no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated by the Borrower or any of its Subsidiaries;

                    (iv) no Hazardous Materials have been
Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries; and

                    (v) no Hazardous Materials have been
otherwise Released at, on or under any property now or previously owned or any premises now or previously leased by the Borrower or any of its Subsidiaries.

               (e) Neither the Borrower nor any of its
Subsidiaries has transported or arranged for the transportation of any material amount of Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss.300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to any material Environmental Claims against the Borrower or any of its Subsidiaries.

               (f) No material amount of Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location.

               (g) No notification of a Release of any material amount of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now, or, to the best of the Borrower's knowledge, previously, owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL or on any similar state list of sites requiring investigation or clean-up.

               (h) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or premises leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such property to such Liens, and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

               (i) Neither the Borrower nor any of its
Subsidiaries has retained or assumed any liabilities (contingent or otherwise) in respect of any Environmental Claims (i) under the terms of any contract or agreement or (ii) by operation of law as a result of merger, consolidation or the sale, exchange or contribution of assets or stock, other than any liabilities expressly described in Exhibit M attached hereto.

               (j) There have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been disclosed in writing and made available to the Agent.

          5.27 Year 2000. The Borrower has determined that the computer systems of the Borrower and its Subsidiaries and equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower or its Subsidiaries interface) will function properly in and following the year 2000, and that no action is required to be taken by the Borrower or its Subsidiaries to permit such proper functioning. The cost to the Borrower and its Subsidiaries of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. The computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without Material Adverse Effect.

          5.28 Solvency. The Borrower has received, or has the right hereunder to receive, consideration which is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Banks. The Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein and in the Transaction Documents, will the Borrower be rendered insolvent by the execution and delivery of this Agreement, the Notes or the Collateral Documents to the Banks. The Borrower is not engaged, and the Borrower is not about to engage, in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. The Borrower does not intend to, nor does the Borrower believe that it will, incur debts beyond its ability to pay them as they mature.

          5.29 Transaction Documents. The Borrower has provided to the Agent a complete and correct copy of each of the Transaction Documents and the other agreements and documents executed and delivered pursuant thereto. To the best of the Borrower's knowledge, all of the representations and warranties of the parties in the Transaction Documents are true and correct in all material respects as of the date hereof as if given as of the date hereof, and will be true and correct in all material respects as of the Closing Date as if given as of such date, and no default or event of default exists thereunder or will exist after giving effect to the making of any Loan or the issuance of any Letter of Credit hereunder. The Transaction Documents have not been amended or modified, and no provisions thereof have been waived. The making of any Loan hereunder does not and will not constitute a default under any of the Transaction Documents.

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANKS.

          The obligations of the Banks to make the initial Loans on the Closing Date, to issue any Letter of Credit and to make any subsequent Loan are subject to the fulfillment or waiver in writing of each of the following conditions precedent. The Borrower shall deliver to the Agent copies for each Bank of each document, instrument or other item to be delivered pursuant to this Section 6.

          6.1 Compliance. All of the representations and warranties of the Borrower, its Subsidiaries and Holdco herein and in the Collateral Documents shall be true in all material respects on and as of the Closing Date, the date of issuance of any Letter of Credit and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit), as if made on and as of such date, both before and after giving effect to the making of the proposed Loan or the issuance of the proposed Letter of Credit, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true in all material respects as of such earlier date. The Borrower, its Subsidiaries and Holdco shall have performed and be in compliance with all the provisions of this Agreement and each Collateral Document, and no Possible Default or Event of Default shall have occurred and be continuing, on and as of the Closing Date and the date of any subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) or the issuance of a Letter of Credit, before and after giving effect to the making of the proposed Loan or the issuance of the proposed Letter of Credit. On the Closing Date and on the date of each subsequent Loan (other than a Loan resulting from the funding of a Letter of Credit) and the date of issuance of any Letter of Credit, the Borrower shall deliver to the Banks a certificate, dated as of such date, and signed by the President or the chief financial officer of the Borrower, certifying compliance with the conditions of this Section 6.1. Each request by the Borrower for a Loan or a Letter of Credit shall, in and of itself, constitute a representation and warranty that the Borrower, as of the date of such Loan or Letter of Credit, is in compliance with this Section.

          6.2 Security Agreements.

               (a) The Borrower shall have executed and delivered to the Agent a Security Agreement in form and substance satisfactory to the Agent (the "Borrower Security Agreement"), granting to the Agent, for the benefit of the Banks, a perfected, first priority security interest in all of the Borrower's right, title and interest in and to the Management Agreement and in all distributions and other payments from the Tower Subsidiary and each other Subsidiary to the Borrower; all actions necessary or appropriate to perfect such security interest shall have been taken; and the Borrower Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

               (b) The Tower Subsidiary shall have executed and delivered to the Agent a Security Agreement in form and substance satisfactory to the Agent (the "Tower Subsidiary Security Agreement"), granting to the Agent, for the benefit of the Banks, a perfected, first priority security interest in all of the Tower Subsidiary's right, title and interest in and to the Global Lease and all other Tenant Leases; all actions necessary or appropriate to perfect such security interest shall have been taken; and the Tower Subsidiary Security Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

          6.3 Pledge Agreements.

               (a) Holdco shall have executed and delivered to the Agent a Pledge Agreement in form and substance satisfactory to the Agent (the "Holdco Pledge Agreement"), granting to the Agent, for the benefit of the Banks, a perfected, first priority security interest in all of the issued and outstanding Membership Interests of the Borrower; Holdco shall have delivered to the Agent any certificates evidencing all of such Membership Interests and duly executed blank powers in respect thereof and shall have taken all other actions as may be required to effect the grant and perfection of the Agent's security interest in such Membership Interests; and the Holdco Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

               (b) The Borrower and BAM shall have executed and delivered to the Agent a Pledge Agreement in form and substance satisfactory to the Agent (the "Tower Subsidiary Pledge Agreement"), granting to the Agent, for the benefit of the Banks, a perfected, first priority security interest in all of the issued and outstanding Membership Interests of Tower Subsidiary; the Borrower and BAM shall have delivered to the Agent any certificates evidencing all of such Membership Interests and duly executed blank powers in respect thereof and shall have taken all actions as may be required to effect the grant and perfection of the Agent's security interest in such Membership Interests; and the Tower Subsidiary Pledge Agreement, and the security interests granted pursuant thereto, shall be in full force and effect.

          6.4 Real Property Matters.

               (a) Non-Disturbance Agreement. BAM and each of its affiliates that is a party to the Global Lease shall have entered into a Subordination, Non-Disturbance and Attornment Agreement, in form and substance satisfactory to the Agent, with the Agent, for the benefit of the Banks, with respect to the

Global Lease. At the request of the Agent, the Borrower shall have used its commercially reasonable efforts to have each other anchor tenant under a Tenant Lease on any Tower not included in the Global Lease enter into a Subordination, Non-Disturbance and Attornment Agreement, in form and substance satisfactory to the Agent, with the Agent, for the benefit of the Banks, with respect to such Tenant Lease.

               (b) Environmental Studies. The Borrower shall have delivered to the Agent a summary of the conclusions of each environmental assessment and environmental transaction screen available to it relating to any of its or its Subsidiaries' properties (including those acquired pursuant to the Formation Agreement), and none of such environmental assessments and environmental transaction screens shall indicate any material violation of Environmental Laws or other environmental matters that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          6.5 Financing Statements. Any financing statements required by the Security Agreements, the Pledge Agreements or any other Collateral Documents shall have been filed for record with the appropriate governmental authorities.

          6.6  Guaranties.

               (a) The Tower Subsidiary shall have executed and delivered to the Agent, for the benefit of the Banks, a limited recourse guaranty in form and substance satisfactory to the Agent (the "Tower Subsidiary Guaranty"), of all of the Borrower's Obligations hereunder, under the Notes and under each Collateral Document.

               (b) BAM Sub shall have executed and delivered to the Agent, for the benefit of the Banks, a guaranty of performance in form and substance satisfactory to the Agent (the "BAM Sub Guaranty"), of all of the Borrower's Obligations hereunder, under the Notes and under each Collateral Document, and the Agent shall be satisfied with the capitalization of BAM Sub.

          6.7 BAM Purchase Agreement. BAM and each of the Banks shall have entered into an agreement in form and substance satisfactory to the Banks granting BAM the right (but not the obligation), upon the occurrence of an Event of Default, to purchase the Loans (the "BAM Purchase Agreement").

          6.8  Consummation of Formation Agreement.

               (a) The Formation Agreement (including the exhibits, schedules and annexes thereto) shall not have been amended or modified in any respect except as such Agreement may be modified by the addition of Towers transferred thereunder and disclosure relating to such additional Towers which disclosure shall be reasonably satisfactory to the Agent. The transactions contemplated by the Formation Agreement shall have been consummated, or shall be consummated simultaneously with the making of the initial Loans hereunder, without the waiver of any material term or condition by any party thereto; provided, however, that a reduction in the number of Towers conveyed to the Tower Subsidiary pursuant to the Formation Agreement at the closing under that agreement shall not constitute a waiver of a material term or condition thereunder unless the number of Towers so conveyed is less than 1227. Without limiting the foregoing sentence, the Borrower and the Tower Subsidiary shall have acquired pursuant to the Formation Agreement substantially all of the "BAM Contributed Assets" (as that term is defined in the Formation Agreement), free and clear of all Liens, except Permitted Liens. The consummation of the transactions contemplated by the Formation Agreement shall be completed in a manner satisfactory to the Agent, and the Agent shall have received conformed copies or photocopies of all conveyance and other material documents relating thereto. The Borrower shall cause all opinions and certificates delivered to the Borrower or the Tower Subsidiary in connection with such closing to be addressed to the Banks.

               (b) The Borrower shall have delivered to the Agent certified copies of the Formation Agreement and of all other Transaction Documents and agreements, documents and instruments entered into in connection therewith. None of the Transaction Documents shall have been modified from the forms thereof reviewed and approved by the Agent at the time of execution of the Formation Agreement in any respect (other than the addition of Transferring Partnerships or as set forth in subsection (a) above). The Bidder Services Agreement and the Transitional Services Agreement, if then applicable, the Management Agreement and the Operating Agreements shall be in form and substance reasonably satisfactory to the Agent.

               (c) Any party to the Formation Agreement or any other Transaction Document that has rights pursuant to such Transaction Document that are similar to those set forth in
Article 8 of the Formation Agreement shall have entered into an agreement with the Agent, in form and substance satisfactory to the Agent, pursuant to which such party (i) consents to the execution, delivery and performance of this Agreement and all of the Collateral Documents, (ii) agrees that it shall not (A) agree to or cause the filing of any petition, or the commencement of any proceeding, described in Section 9.6 by or against Holdco, the Borrower or the Tower Subsidiary, (B) exercise any right it may have under Article 8 of the Formation Agreement or any comparable provision of any other Transaction Document in any manner that would cause Holdco, the Borrower or the Tower Subsidiary to be in breach of any representation, covenant or agreement herein or in any other Collateral Document, or (C) exercise any right it may have under Article 8 of the Formation Agreement or any comparable provision of any other Transaction

Document to block or prevent the exercise, after the occurrence and during the continuance of an Event of Default, by the Agent or the Banks of any rights they may have hereunder or under the Collateral Documents in respect of Holdco, the Borrower or the Tower Subsidiary or any of their respective assets, and (iii) agrees that, if the Membership Interest originally held by BAM in the Tower Subsidiary is still pledged to the Agent pursuant to the Tower Subsidiary Pledge Agreement (or a successor pledge agreement executed pursuant to Section 8.21) as of the date of such foreclosure or commencement of such exercise, the rights of such party under Article 8 of the Formation Agreement and under any comparable provision of any other Transaction Document shall cease at such time as the Agent forecloses or otherwise commences the exercise of remedies under the Tower Subsidiary Pledge Agreement or such successor pledge agreement.

          6.9 No Indebtedness. On the Closing Date, the Agent shall have received evidence satisfactory to it that (a) the Borrower has no Indebtedness owing to CCIC, BAM, Holdco or any other Affiliate of the Borrower or Holdco (other than indemnification obligations under the Formation Agreement), and
(b) the Tower Subsidiary has no Indebtedness except as expressly permitted pursuant to Section 8.24.

          6.10 Opinion of Counsel. On the Closing Date, the Agent shall have received the favorable written opinions of (a) counsel to Holdco, the Borrower and Tower Subsidiary in Texas, Pennsylvania and New Jersey, (b) counsel to BAM with respect to any Collateral Documents executed by BAM or any of its Affiliates and (c) FCC counsel to the Borrower and its Subsidiaries, in each case dated the Closing Date, addressed to the Banks and in form and substance satisfactory to the Agent.

          6.11 Insurance Certificates. The Borrower shall have furnished to the Agent on or prior to the Closing Date certificates of insurance (together with, if requested by the Agent, copies of all policies referred to in such certificates) or other satisfactory evidence that the insurance required by
Section 7.3 is in full force and effect.

          6.12 Financial Information.

               (a) On the Closing Date, the Borrower shall have delivered to the Agent (i) a pro forma balance sheet as of the Closing Date and (ii) a statement in form and substance reasonably satisfactory to the Agent as to the Operating Cash Flow and Test Operating Cash Flow of the Towers being acquired pursuant to the Transaction Documents, in each case on a pro forma basis, giving effect to the closing hereunder and the closing under the Transaction Documents, for the twelve month period most recently ended prior to the Closing Date, and as to such other matters as the Agent may reasonably request.

               (b) On, or one Banking Day prior to, the date of each borrowing hereunder of $5,000,000 or more, the date of each issuance of a Letter of Credit with a stated amount of $5,000,000 or more, and, to the extent requested by the Agent, the date of any other borrowing hereunder or issuance of a Letter of Credit, the Borrower shall have delivered to the Agent a pro forma compliance certificate in form and substance satisfactory to the Agent showing the Leverage Ratio and the Borrowing Base as of the date of such borrowing or issuance of a Letter of Credit and the Borrower's compliance on a pro forma basis with the financial covenants set forth in Section 8.

               (c) On the Closing Date, the Borrower shall have delivered to the Agent a solvency certificate in form and substance satisfactory to the Agent executed by the chief financial officer of the Borrower.

          6.13 Borrowing Request and Statement of Application of Proceeds. The Borrower shall have delivered to the Agent in respect of each Loan a borrowing request, in form and substance satisfactory to the Agent, setting forth the application of the proceeds of the requested Loan, evidence that such application is permitted pursuant to Sections 2 and 7.1, the recipient of such proceeds and wire transfer instructions.

          6.14 Organizational Documents. On the Closing Date, the Borrower shall have delivered to the Agent the following:

               (a) certificates of good standing for Holdco and each of the Borrower and its Subsidiaries from the Secretary of State (or other appropriate governmental body) of their respective jurisdictions of organization and from each other jurisdiction in which any of them is qualified to do business, in each case dated as of a date as near to the Closing Date as practicable;

               (b) a certificate signed by the Secretary or Assistant Secretary of the Borrower dated as of the Closing Date certifying that attached thereto are true and complete copies of
(i) the Operating Agreements and other organization documents of the Borrower, Holdco, and each of the Borrower's Subsidiaries, which shall be in form and substance reasonably satisfactory to the Agent, and (ii) resolutions adopted by the respective Boards of Representatives of the Borrower, its Subsidiaries and Holdco authorizing the execution, delivery and performance of this Agreement and the Collateral Documents and the Obligations to be performed by such parties hereunder and thereunder;

               (c) an incumbency certificate for the Borrower, each of its Subsidiaries and Holdco; and

               (d) such other documents as any Bank may reasonably request in connection with the proceedings taken by the Borrower, any of its Subsidiaries or Holdco authorizing this

Agreement, the Collateral Documents and the transactions contemplated hereby, to the extent it is a party thereto.

          6.15 Due Diligence. Prior to the Closing Date, the Agent and its counsel shall have conducted a due diligence investigation of Holdco, the Borrower, the Borrower's Subsidiaries and the transactions and documents contemplated by the Transaction Documents, and the results of such investigation shall have been satisfactory to the Agent in all respects.

          6.16 Lien Searches, Consents and Releases of Liens. The Agent shall have received: (a) on the Closing Date, certified copies of UCC, judgment and tax lien search reports for each state in which are located towers or other income producing property of the Borrower or any of its Subsidiaries and in each county in which are located towers or other income producing property of the Borrower or any of its Subsidiaries that the Borrower reasonably estimates will generate in the aggregate at least 50% of the gross revenues of the Borrower and its Subsidiaries for the twelve month period following the Closing Date, listing all effective financing statements and other Liens on any of the property of the Borrower or such Subsidiary in such jurisdictions, (b) on the date of any subsequent Loan the proceeds of which are being used to acquire towers or other income producing property, certified copies of UCC, judgment and tax lien search reports for each state in which are located such towers or other income producing property and in each county in which are located such towers or other income producing property that have generated on a pro forma basis in the aggregate at least 50% of the gross revenues of all such towers and other income producing property being acquired for the twelve month period most recently ended prior to date of making such Loan, listing all effective financing statements and other Liens on any of the property of the Borrower or such Subsidiary (including such acquired property) in such jurisdictions, and (c) on the Closing Date and the date of any subsequent Loan, releases of any existing Liens encumbering any assets of the Borrower or any of its Subsidiaries, except for Permitted Liens.

          6.17 No Order, Judgment, Decree or Litigation. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Banks from making any Loan. No action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order, decree or judgment in effect, shall be pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower, any of its Subsidiaries, any Material Towers or any of the properties or rights relating to any Material Towers, and no application, petition, complaint, proceeding or investigation shall be pending or, to the best of the Borrower's knowledge, threatened, with respect to any License or which could restrict the ownership, operation or license status of any Material Towers, which in any such case could reasonably be expected to have a Material Adverse Effect.

          6.18  No Material Adverse Effect. No Material Adverse
Effect shall have occurred since September 30, 1998, and be continuing.

          6.19 Fee Letter; Fees and Expenses. The Borrower shall have paid all fees accrued under the Fee Letter through the Closing Date, and the Borrower shall have paid all other fees, expenses and other amounts due pursuant hereto and pursuant to the Fee Letter on or prior to the date of such initial or subsequent Loan.

          6.20 Legal Approval. All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Dow, Lohnes &
Albertson, PLLC, special counsel to the Agent.

          6.21 Other Documents. The Agent shall have received all Collateral Documents duly executed, and each Bank shall have received such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as it may reasonably request.

SECTION 7.       AFFIRMATIVE COVENANTS OF THE BORROWER.

          So long as this Agreement remains in effect or any of the Obligations remains unpaid or to be performed, or any Letter of Credit remains outstanding, the Borrower shall, and shall cause its Subsidiaries to, perform and comply with the affirmative covenants contained in this Section.

          7.1 Use of Proceeds. The Borrower shall use the proceeds of the Loans only as follows: (a) not more than $180,000,000, as such amount may be reduced pursuant to the Formation Agreement (or increased with the consent of all of the Banks), for the Capital Distribution contemplated pursuant to
Section 8.9(a)(iii); (b) for Qualified Acquisitions; (c) for Capital Expenditures to the extent permitted pursuant to Section 8.7; (d) for the construction of communications tower facilities, including construction pursuant to the Build to Suit Agreement;
(e) for fees and transaction costs associated with this Agreement and Qualified Acquisitions; and (f) for general working capital purposes.

          7.2 Continued Existence; Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and its material rights, Licenses, Land Lease Agreements and the Global Lease. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain and preserve in full force and effect any and all material Licenses and Land Lease Agreements and other material contracts necessary to maintain, operate and manage the Towers, not breach or violate the same, and take all actions which may be required to comply in all material respects with all laws, statutes, rules, regulations, ordinances, codes, orders and decrees now in effect or hereafter promulgated by any federal, state, local or foreign governmental authority. The Borrower shall obtain, renew and extend all of the foregoing rights, franchises, permits, Licenses, Land Lease Agreements and the like which may be necessary for the continuance of the operation, maintenance and management of the Towers.

          7.3 Insurance. The Borrower shall, and shall cause its Subsidiaries to, keep their insurable properties insured to the full replacement cost thereof at all times by financially sound and reputable insurers acceptable to the Agent, and maintain such other insurance, to such extent and against such risks, including fire, lightning, vandalism, malicious mischief, flood (if the Borrower's property is located in an identified flood hazard area, in which insurance has been made available pursuant to the National Flood Insurance Act of 1968) and other risks insured against by extended coverage, as is customary with companies engaged in the same or similar business similarly situated. All such insurance shall be in amounts sufficient to prevent the Borrower or any of its Subsidiaries from becoming a coinsurer and may contain loss deductible provisions of not to exceed $150,000. The Borrower shall, and shall cause its Subsidiaries to, maintain in full force and effect liability insurance and general accident and public liability insurance against claims for personal or bodily injury, death or property damage occurring upon, in, about or in connection with the use or operation of any property or motor vehicles owned, occupied, controlled or used by the Borrower or any of its Subsidiaries and its employees or agents, or arising in any other manner out of the business conducted by the Borrower and its Subsidiaries. The Borrower shall maintain business interruption insurance in form and amount satisfactory to the Agent. All of such insurance shall be in amounts reasonably satisfactory to the Agent and shall be obtained and maintained by means of policies with generally recognized, responsible insurance companies authorized to do business in such states as may be necessary depending upon the locations of the Borrower's and its Subsidiaries' assets.
The insurance to be provided may be blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification without not less than thrty days advance written notice to the Agent. The Borrower shall furnish the Agent annually with certificates or other evidence satisfactory to the Agent that the insurance required hereby has been obtained and is in full force and effect and, prior to the expiration of any such insurance, the Borrower shall furnish the Agent with evidence satisfactory to the Agent that such insurance has been renewed or replaced. The Borrower shall, upon request of the Agent, furnish the Agent such information about the Borrower's and its Subsidiaries' insurance as the Agent may from time to time reasonably request.

          7.4 Obligations and Taxes. The Borrower shall, and shall cause its Subsidiaries to, pay or perform all of their respective material Indebtedness and other material liabilities and obligations in a timely manner in accordance with normal business practices and with the terms governing the same. The Borrower shall, and shall cause its Subsidiaries to, comply with the terms and covenants of all material agreements and all material leases of real or personal property, including, without limitation, the Management Agreement, the Land Lease Agreements and the Tenant Leases. The Borrower shall take all commercially reasonable actions as may be necessary to keep all material patents, copyrights and trademarks from becoming invalidated or subject to any claim of abandonment for non-use. The Borrower shall, and shall cause its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon them or in respect of their property before the imposition of any penalty, as well as all lawful claims for labor, materials, supplies or other matters which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and its Subsidiaries shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof is being contested diligently and in good faith by appropriate proceedings and the enforcement thereof is stayed, pending the outcome of such proceedings, (b) the Borrower or its Subsidiary has set aside on its books adequate reserves (to the extent required by GAAP or sound business practice) with respect thereto, and (c) such contest will not endanger the Lien of the Agent or the Banks in any of the Borrower's or such Subsidiary's assets.

          7.5 Financial Statements and Reports. The Borrower shall, and shall cause each of its Subsidiaries to, maintain true and complete books and records of account in accordance with GAAP. The Borrower shall furnish to the Agent, for delivery to the Banks, the following financial statements, projections and notices at the following times:

               (a) As soon as available, but in no event later than ninety days after the end of each fiscal year of the Borrower, the Borrower shall furnish (i) audited consolidated financial statements, including a consolidated balance sheet and consolidated income and expense statements, of the Borrower and its Subsidiaries as of the close of such fiscal year reflecting the results of their operations during such fiscal year, together with a consolidated statement of cash flows of the Borrower and its Subsidiaries and additional statements, schedules and footnotes as are customary in a complete accountant's report; such financial statements shall set forth, in comparative form, corresponding figures for the prior year and shall be certified by nationally recognized independent certified public accountants selected by the Borrower and acceptable to the Agent and accompanied by the management letter of such accountants to the Borrower, and the opinion of such accountants shall be unqualified and in a form reasonably satisfactory to the Agent; and (ii) a statement signed by such accountants to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes an Event of Default or Possible Default or, if they have such knowledge, specifying the nature and period of existence thereof; provided, however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above;

               (b) As soon as available, but in no event later than forty-five days after the end of each month during the Borrowing Base Period, and after the end of each quarter thereafter, the Borrower shall furnish (i) unaudited consolidated and consolidating financial statements, including consolidated and consolidating balance sheets and income and expense statements, of the Borrower and its Subsidiaries as of the end of such period reflecting the results of their operations during such period and for the then elapsed portion of the fiscal year, which shall be accompanied by consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries for such periods, and (ii) a statement showing Capital Expenditures (including a comparison to Capital Expenditures budgeted for such period), capital expenditures for the construction or improvement of Towers and income taxes paid, each for such period; all such financial statements shall set forth, in comparative form, corresponding figures for the equivalent period of the prior year and a comparison to budget for the relevant period, shall be in form and detail satisfactory to the Agent, and shall be certified as to accuracy and completeness by the chief financial officer of the Borrower;

               (c) As soon as available, but in no event later than thirty days after the end of each month, the Borrower shall furnish (i) an unaudited statement of income and expense for each Tower for such period and for the then elapsed portion of the fiscal year and (ii) a report showing the aging of Receivables and the Borrowing Base as of the end of such month; all such statements and reports shall set forth, in comparative form, corresponding figures for the equivalent period of the prior year and a comparison to budget for the relevant period, shall be in form and detail satisfactory to the Agent, and shall be certified as to accuracy and completeness by the chief financial officer of the Borrower;

               (d) The financial statements required under (a) and (b) above, shall be accompanied by a compliance certificate in the form attached hereto as Exhibit J executed by the Borrower's chief financial officer setting forth the computations showing compliance with the financial covenants set forth in
Section 8, and certifying that no Possible Default or Event of Default has occurred, or if any Event of Default or Possible Default has occurred, stating the nature thereof and the actions the Borrower intends to take in connection therewith;

               (e) The Borrower shall deliver (i) within forty-five days after the end of each fiscal year, an annual operating budget for the then current fiscal year, (ii) promptly upon preparation thereof, any material revisions of such annual budget and (iii) after each monthly period in which there is a material adverse deviation from budget a certificate of the Borrower's chief financial officer explaining the deviation and the action, if any, the Borrower has taken or proposes to take with respect thereto;

               (f) The Borrower shall furnish within forty-five days after the end of each month a report in substantially the form attached hereto as Exhibit K containing the information required by such report relating to the Towers owned, operated or managed by the Borrower or any of its Subsidiaries.

               (g) The Borrower shall furnish (i) upon request, promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by the Borrower or any member of the Controlled Group for each plan year, including (A) where required by law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant satisfactory to the Agent, and (B) if prepared by or available to the Borrower, an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing acceptable to the Agent; and (ii) promptly after receipt thereof, a copy of any notice the Borrower or a member of the Controlled Group may receive from the Department of Labor or the Internal Revenue Service with respect to any Plan (other than notices of general application) which could result in a material liability to the Borrower or any of its Subsidiaries; the Borrower will promptly notify the Agent of any material taxes assessed, proposed to be assessed or which the Borrower has reason to believe may be assessed against the Borrower or any member of the Controlled Group by the Internal Revenue Service with respect to any Plan or Benefit Arrangement; and

               (h) Upon the Agent's written request, such other information about the financial condition, properties and operations of the Borrower and its Subsidiaries as any Bank may from time to time reasonably request.

          7.6 Notices. The Borrower shall give the Agent, for distribution to the Banks, notice (a) promptly after its receipt of notice thereof, of any action, suit or proceeding by or against the Borrower or any of its Subsidiaries at law or in equity, or before any governmental instrumentality or agency, or of any of the same which may be threatened, which, if adversely determined, could have a Material Adverse Effect, including, without limitation, any admonition, censure or adverse citation, notice or order by the FCC, the FAA, any other Licensing Authority or any other regulatory agency; (b) within three days after its receipt of notice thereof, of any action or event constituting an event of default or violation of any License, Land Lease Agreement, Transaction Document, the Global Lease, any material Tenant Lease or any other material contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound, or any investigation, assertion, claim or challenge relating thereto, in either case which could reasonably be expected to have a Material Adverse Effect (c) within three days after the occurrence thereof, of any Possible Default or Event of Default and the actions the Borrower intends to take in connection therewith; (d) within five days after its receipt of notice thereof, of any cancellation of or any material amendment to any of the insurance policies maintained in accordance with the requirements of this Agreement, except for cancellations and amendments that occur in the ordinary course of business; (e) promptly after the occurrence thereof, of any material strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting the Borrower or any of its Subsidiaries; (f) promptly after the occurrence thereof, of any other event, condition, situation, occurrence or circumstance which could reasonably be expected to have a Material Adverse Effect; (g) promptly after their receipt of notice theref, of any material Environmental Claim; and (h) with respect to all rights, franchises, permits, Licenses and the like which may be necessary for the continuance of the operation, maintenance and management of its Towers, (i) any citation or order relating thereto, (ii) any lapse, suspension, revocation, rescission, adverse modification or other termination thereof,
(iii) any alleged breach or violation thereof by the Borrower, any of its Subsidiaries or any other Person, (iv) any proceeding relating thereto and (v) any refusal of any Person to grant, renew or extend the same, which in any such case under this clause (h) could reasonably be expected to have a Material Adverse Effect.

          7.7 Maintenance of Property. The Borrower shall, and shall cause its Subsidiaries to, at all times maintain and preserve their Towers, machinery, equipment, motor vehicles, fixtures and other property in good working order, condition and repair, normal wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any governmental authority or agency (including, without limitation, the FCC, the FAA and any other Licensing Authority) or by any insurance policy held by the Borrower or the Subsidiaries, except for such property which, in the good faith judgment of the Borrower, can no longer be profitably employed in the business of the Borrower or its Subsidiaries.

          7.8 Information and Inspection. The Borrower shall furnish to the Banks from time to time, upon request, full information pertaining to any covenant, provision or condition hereof or of any Collateral Document, or to any matter connected with its, or its Subsidiaries', books, records, operations, financial condition, properties, activities or business. The Borrower shall upon request supply the Banks with copies of all correspondence, documents, reports or information filed with or received from any Licensing Authority relating to the Borrower, any of its Subsidiaries, any Tower or any License. At all reasonable times and upon reasonable notice, the Borrower shall permit any authorized representatives designated by any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries and their books and records, and to take extracts therefrom and make copies thereof, and to discuss the Borrower's and its Subsidiaries' affairs, finances and accounts with the management and independent accountants of the Borrower and its Subsidiaries. Any such visit and inspection by a Bank or its representatives shall by coordinated by the Agent.

          7.9 Maintenance of Liens. The Borrower shall, and shall cause its Subsidiaries to, do all things necessary to preserve and perfect the Liens of the Agent, for the benefit of the Banks, arising pursuant hereto and pursuant to the Collateral Documents as first priority Liens, except for Permitted Liens, and to insure that the Agent, for the benefit of the Banks, has a Lien on all of the assets of the Borrower and of each of its Subsidiaries to the extent purported to be provided herein or in the Collateral Documents.

          7.10 Title To Property. The Borrower shall, and shall cause each of its Subsidiaries to, own and hold title to all of its assets in its own name and not in the name of any nominee.

          7.11  Environmental Compliance and Indemnity.

               (a) The Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower or any of its Subsidiaries owns, maintains, operates or manages a Tower, facility or site, arranges for disposal or treatment of Hazardous Materials, solid waste or other wastes, accepts for transport any Hazardous Materials, solid wastes or other wastes or holds any interest in real property or otherwise. The Borrower shall not, and shall not permit any of its Subsidiaries to, cause or allow the Release of Hazardous Materials, solid waste or other wastes on, under or to any real property in which the Borrower or such Subsidiary holds any interest or performs any of its operations, in material violation of any Environmental Law. The Borrower shall promptly notify the Agent and the Banks (i) of any material

Release of a Hazardous Material on, under or from the real property in which the Borrower or any of its Subsidiaries holds or has held an interest, upon the Borrower's learning thereof by receipt of notice that the Borrower or such Subsidiary is or may be liable to any Person as a result of such Release or that the Borrower or such Subsidiary has been identified as potentially responsible for, or is subject to investigation by any governmental authority relating to, such Release, and (ii) of the commencement or threat of any material judicial or administrative proceeding alleging a violation of any Environmental Laws.

               (b) If the Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, the Borrower or any of its Subsidiaries or related to any real property owned, leased or operated by the Borrower or any of its Subsidiaries or real property adjacent to such real property, which violation or liability could reasonably be expected to have a Material Adverse Effect, then the Borrower shall, upon request from the Agent, provide the Agent with such reports, certificates, engineering or environmental studies or other written material or data as the Agent may require so as to satisfy the Agent that the Borrower or such Subsidiary is in material compliance with all applicable Environmental Laws.

               (c) The Borrower shall defend, indemnify and hold the Agent and the Banks, and their respective officers, directors, stockholders, employees, agents, affiliates, successors and assigns harmless from and against all costs (including clean up costs), expenses, fines, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys', consultants' and experts' fees) arising out of, resulting from or relating to, directly or indirectly, (i) the noncompliance of the Borrower or any of its Subsidiaries or any property at any time owned or leased by the Borrower or any of its Subsidiaries with any Environmental Law, or (ii) any investigatory or remedial action involving the Borrower, any of its Subsidiaries or any property at any time owned or leased by the Borrower or any of its Subsidiaries and required by Environmental Laws or by order of any governmental authority having jurisdiction under any Environmental Laws, or (iii) any injury to any Person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the environmental warranties or covenants contained in this Agreement or any Collateral Document or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement or any Collateral Document to cease to be true, or
(iv) the Release of any Hazardous Material on or affecting any property owned or leased by the Borrower or any of its Subsidiaries, or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by the Borrower or any of its Subsidiaries.

          7.12 Rate Hedging Obligations. The Borrower shall, at all times from and after the date that is 120 days after the Closing Date, maintain in full force and effect, for an average term of two years, agreements in form and substance reasonably satisfactory to the Agent regarding Rate Hedging Obligations so that the sum (without duplication) of (a) the notional amount subject to such agreements and (b) the aggregate principal amount of all Total Debt which bears interest at a fixed interest rate equals at all times at least 50% of the aggregate principal amount of all Total Debt of the Borrower and its Subsidiaries.

          7.13 Maintenance of Separate Identity. The Borrower shall (a) not fail to correct any known misunderstanding regarding its existence separate and distinct from Holdco, (b) maintain its accounts, books and records separate from those of Holdco, (c) not commingle its funds or assets with those of Holdco and shall not permit Holdco to have direct access to its cash, (d) hold all of its assets in its own name and shall not permit Holdco to acquire or dispose of any assets on its behalf,
(e) not conduct business in the name of Holdco, (f) not assume or guaranty or otherwise become obligated for the debts of Holdco or hold out its credit as being available to satisfy the obligations of Holdco, and (g) allocate fairly and reasonably any overhead for office space shared with Holdco and shall use separate stationery, invoices and checks from those used by Holdco.

SECTION 8.      NEGATIVE COVENANTS OF THE BORROWER.

          So long as this Agreement remains in effect or any of the Obligations remains unpaid or to be performed, or any Letter of Credit remains outstanding, the Borrower shall not, and shall not permit any of its Subsidiaries directly or indirectly to, take any of the actions set out in this Section 8 nor permit any of the conditions set out herein to occur.

          8.1 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Indebtedness, except:

               (a) the Obligations;

               (b) Indebtedness permitted under Section 8.4, 8.5 or 8.6;

               (c) existing Indebtedness set forth on Exhibit F;

               (d) unsecured trade accounts payable and other unsecured current Indebtedness incurred in the ordinary course of business and not more than one hundred twenty days past due (but excluding any Indebtedness for borrowed money);

               (e) Indebtedness for taxes, assessments, governmental charges, liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions of Section 7.4;

               (f) Indebtedness arising under Rate Hedging
Obligations required pursuant to Section 7.12;

               (g) the Build to Suit Obligations; and

               (h) other unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

          8.2  Liens.

               (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, grant, incur, create, assume or permit to exist any Lien of any nature whatsoever, including those arising in connection with conditional sales or other title retention agreements, on any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than Permitted Liens.

               (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Collateral Document, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring any Lien on any of its assets, other than (a) leases and agreements regarding purchase money Indebtedness permitted pursuant to Section 8.4 (so long as such prohibition only relates to the asset which is subject to such lease or which secures such Indebtedness), (b) standard provisions in agreements which prohibit the assignment of such agreements and (c) restrictions on the creation of Liens contained in the Formation Agreement as in effect as of the date hereof.

          8.3 Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, become a Guarantor for any Person, except with respect to endorsements of negotiable instruments for collection in the ordinary course of business.

          8.4 Rental and Conditional Sale Obligations. The Borrower shall not incur, create, assume or permit to exist, with respect to any personal property, any conditional sale obligation, any purchase money obligation, any rental obligation, any purchase money security interest or any other arrangement for the use of personal property of any other Person, pursuant to which the Borrower is the buyer, borrower or lessee, other than an arrangement classifiable as a capital lease which is permitted in Section 8.6, if the aggregate amount payable pursuant to such arrangements (other than any such arrangements incurred in connection with a Qualified Acquisition) would exceed $1,000,000 in any fiscal year. The Borrower shall not permit any of its Subsidiaries to incur, create, assume or permit to exist, with respect to any personal property, any conditional sale obligation, any purchase money obligation, any rental obligation, any purchase money security interest or any other arrangement for the use of personal property of any other Person, pursuant to which such Subsidiary is the buyer, borrower or lessee.

          8.5 Real Property Interests. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, assume or permit to exist any lease or rental obligation for real property, other than the Land Lease Agreements, if the aggregate amount payable in respect thereof by the Borrower and its Subsidiaries (other than any such arrangements incurred in connection with a Qualified Acquisition) would exceed $1,500,000 in the aggregate in any fiscal year.

          8.6 Capitalized Lease Obligations. The Borrower shall not incur, create, assume or permit to exist any Capitalized Lease Obligations under any lease of personal or real property if the aggregate amount payable in respect of all such Capitalized Lease Obligations (other than Capitalized Lease Obligations incurred in connection with a Qualified Acquisition) would exceed $750,000 in the aggregate in any fiscal year. The Borrower shall not permit any of its Subsidiaries to incur, create, assume or permit to exist any Capitalized Lease Obligations under any lease of personal or real property.

          8.7 Capital Expenditures. Except for (a) any payments in respect of Capitalized Lease Obligations, and (b) expenditures of proceeds of casualty insurance policies reasonably and promptly applied to replace insured assets, the Borrower and its Subsidiaries shall not make Capital Expenditures which exceed the sum of $10,000,000 in the aggregate in calendar year 1999 or which exceed the sum of $5,000,000 in the aggregate in any fiscal year thereafter (the amount permitted in any year pursuant to this sentence being referred to as the "Base Amount" for such year). If the Base Amount for any year exceeds the aggregate amount of Capital Expenditures actually made by the Borrower and its Subsidiaries in such year (such excess being referred to as the "Excess Amount"), then the Borrower and its Subsidiaries may make Capital Expenditures in the immediately succeeding year (but not in any year thereafter) in excess of the Base Amount for such succeeding year in an amount not to exceed the Excess Amount for the prior year.

          8.8 Notes, Accounts Receivable and Claims. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) sell, discount or otherwise dispose of any note, account receivable or other right to receive payment, with or without recourse, except for collection in the ordinary course of business; or (b) fail to timely assert any claim, cause of action or contract right which its possesses against any third party nor agree to settle or compromise any such claim, cause of action or contract right except in any case in the exercise of good business judgment and except for settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business.

          8.9  Capital Distributions.

               (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, make, or declare or incur any liability to make, any Capital Distribution, except that:

                    (i) any Subsidiary of the Borrower may make
Capital Distributions to the Borrower or to a wholly owned
Subsidiary of the Borrower;

                    (ii) the Borrower may make Capital
Distributions to Holdco (A) solely in order to permit Holdco to pay its actual out-of-pocket costs in respect of directors and officers liability insurance, costs of filings in Delaware and other jurisdictions where Holdco may be qualified or registered to conduct business and customary record keeping and financial reporting, so long as the aggregate amount of such Capital Distributions does not exceed $100,000 in any year, and (B) solely in order to permit Holdco to pay that portion of the federal, state and local income tax liability (exclusive of penalties and interest) of Holdco which arises from the allocation to Holdco for income tax purposes of taxable income or taxable gain of the Borrower (not to exceed the actual federal, state and local income tax liability of Holdco), so long as in each case: (I) prior to making any such distribution, the Borrower shall have demonstrated to the satisfaction of the Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such distribution; (II) no Possible Default or Event of Default exists at the time of making such distribution or would exist after giving effect thereto; (III) prior to making any such distribution, the Borrower shall have delivered to the Agent a certificate of its chief financial officer in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such distribution; (IV) such distributions shall not be made more frequently than four times per year; and (V) with respect to distributions pursuant to clause (B) above, prior to such distribution, the chief financial officer of the Borrower shall have executed and delivered to the Agent a certificate in form and substance satisfactory to the Agent stating the amount of each tax liability for which a distribution is to be made and stating in reasonable detail the basis for and method of calculating such tax liability; and

                    (iii) the Borrower may make a Capital
Distribution to Holdco on the Closing Date in an amount not to exceed $380,000,000 in connection with the consummation of the transactions contemplated by the Formation Agreement, of which no more than $180,000,000 may be borrowed pursuant hereto (without the consent of all of the Banks) and the balance shall be paid from the proceeds of a cash distribution made to the Borrower by the Tower Subsidiary from the proceeds of the Bidder Contributed Cash (as that term is defined in the Formation Agreement). The foregoing amounts shall be reduced pursuant to the provisions of
Section 3.8 and 3.9 of the Formation Agreement, to the extent applicable.

               (b) The Borrower shall not permit any of its Subsidiaries to agree to or to be subject to any restriction on its ability to make Capital Distributions or loans or loan repayments or other asset transfers to its members, partners, stockholders or other equity holders other than (i) restrictions imposed by applicable law, (ii) the restrictions set forth in this Section, (iii) restrictions set forth in the Operating Agreement of such Subsidiary as in effect as of the date hereof or as amended pursuant to Section 8.13 and (iv) customary non-assignment provisions contained in leases.

          8.10  Disposal of Property; Mergers; Acquisitions;
Reorganizations.

               (a) Except as expressly permitted pursuant to
Section 8.10(b), Section 8.10(c) or Section 8.10(d), the Borrower shall not, and shall not permit any of its Subsidiaries to, (i) dissolve or liquidate; (ii) sell, lease, transfer or otherwise dispose of any material portion of its properties or assets to any Person; (iii) be a party to any consolidation, merger, recapitalization or other form of reorganization; (iv) make any acquisition of all or substantially all the assets of any Person, or of a business division or line of business of any Person, or of any other assets constituting a going business; (v) create, acquire or hold any Subsidiary other than the Tower Subsidiary; or (vi) be or become a party to any joint venture or other partnership.

               (b) The Borrower may accept the contribution of assets contemplated by the Formation Agreement and may also make acquisitions of communications tower facilities, site management and site acquisition companies and related communications and information transmission businesses, either by the acquisition of assets or the acquisition of all of the outstanding equity interests of entities engaged in such businesses, subject to the satisfaction of the following conditions (the acquisition contemplated by the Formation Agreement and any such other acquisition, or series of related acquisitions, that satisfies the following conditions being referred to hereinafter as a "Qualified Acquisition"):

                    (i) the Borrower shall have given to the Agent written notice of such acquisition at least fifteen days prior to executing any binding commitment with respect thereto;

                    (ii) the Borrower shall have demonstrated to the satisfaction of the Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such acquisition and that no Event of Default or Possible Default then exists or would exist after giving effect to such acquisition;

                    (iii) the Borrower shall have delivered to the Agent within twenty days prior to the consummation of such acquisition a report signed by the Borrower's chief financial officer in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such acquisition and, if the borrowing hereunder in connection with such acquisition is in an amount in excess of $5,000,000, projections for the Borrower for a five year period after the closing of such acquisition giving effect to such acquisition and including a statement of sources and uses of funds for such acquisition showing, among other things, the source of financing for such acquisition;

                    (iv) after giving effect to such acquisition, the Borrower or one of its Subsidiaries shall have (A) marketable fee simple title or an assignable (subject to receipt of any necessary consents) and insurable leasehold interest in each property on which an acquired Tower is located, and (B) in the case of acquired Towers, either (I) written agreements (including by assignment) for licensing of space on such Tower with licensees that generate at least 75% of the revenues then attributable to such Tower or (II) in its good faith judgment, a strong probability of retaining licensees that generate 90% of the revenues then attributable to such Tower, in each case, with respect to such license agreements, on substantially the same terms and conditions as existed immediately prior to such acquisition;

                    (v) the Agent shall have received from the Borrower an engineering report from an engineer, satisfactory to the Agent (which engineer may be an employee of the Borrower or one of its Subsidiaries or Affiliates), acceptable in form and substance to the Agent, with respect to the construction, engineering and maintenance of the Towers to be constructed, acquired or managed and their compliance with applicable laws, rules and regulations;

                    (vi) the agreement governing such acquisition and all related documents and instruments shall be reasonably satisfactory to the Agent in form and substance;

                    (vii) the Purchase Price of such acquisition shall be payable in cash at the closing of such acquisition;

                    (viii) other than in the case of acquisitions from BAM or any of its Affiliates or other acquisitions of Towers that will be covered by the Global Lease, the Borrower and its Subsidiaries shall have taken any actions as may be necessary or reasonably requested by the Agent to grant to the Agent, for the benefit of the Banks, first priority, perfected Liens in all assets, real and personal, tangible and intangible, acquired or constructed by the Borrower or any of its Subsidiaries in such acquisition or construction pursuant to the Collateral Documents in form and substance satisfactory to the Agent, subject to no prior Liens except Permitted Liens; if any such Tower subsequently becomes subject to the Global Lease, such Liens granted to the Agent will be released;

                    (ix) if the Borrower or any of its
Subsidiaries acquires a Subsidiary or creates a Subsidiary pursuant to or in connection with such acquisition,

                         (A) the Borrower shall, or shall cause
its Subsidiary which owns such newly acquired or created Subsidiary to, execute a Pledge Agreement, in substantially the form of the Pledge Agreements or otherwise in form and substance satisfactory to the Required Banks, pursuant to which all of the stock or other securities or equity interests of such acquired or created Subsidiary are pledged to the Agent, for the benefit of the Banks, as security for the Obligations of the Borrower hereunder and under the Notes and the Collateral Documents; and

                         (B) such acquired or created Subsidiary
shall execute and deliver to the Agent, for the benefit of the Banks, a guaranty, and shall grant to the Agent, for the benefit of the Banks, a first priority, perfected lien or security interest in all of its assets, real and personal, tangible and intangible, subject to no prior liens or security interests except for Permitted Liens, pursuant to Collateral Documents in form and substance satisfactory to the Required Banks, and shall take all actions required pursuant thereto;

                    (x) the Borrower shall have delivered to the Agent evidence reasonably satisfactory to the Agent to the effect that all material approvals, consents or authorizations required in connection with such acquisition from any Licensing Authority or other governmental authority shall have been obtained, and such opinions as the Agent may reasonably request as to the liens and security interests granted to the Agent, for the benefit of the Banks, as required pursuant to this Section, and as to any required regulatory approvals for such acquisition;

                    (xi) the Agent shall have received copies of all material documents relating to such acquisition, and the Borrower shall have caused all opinions and certificates of the seller of such Towers delivered in connection with such closing to be addressed to the Banks; and

                    (xii) if such acquisition involves an
aggregate Purchase Price of at least $5,000,000, then, to the extent requested by the Required Banks, the Banks shall have received a statement from KPMG Peat Marwick (or another nationally recognized firm of independent certified public accountants selected by the Borrower and acceptable to the Agent) certifying as to the operating cash flow of the acquired Towers or, in the case of a management agreement, such management agreement, for the twelve month period most recently ended prior to the closing of such acquisition and as to such other matters as the Agent may reasonably request.

               (c) Subject to compliance with Section
2.5(b)(iii), the Borrower may, and may permit any of its Subsidiaries to, dispose of Towers subject to the following conditions:

                    (i) no Event of Default or Possible Default shall then exist or shall exist after giving effect to such disposition;

                    (ii) the Borrower shall have delivered to the Agent a certificate of its chief financial officer in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such disposition;

                    (iii) the Operating Cash Flow attributable to such Towers in the four quarter period most recently ended, together with the Operating Cash Flow attributable to all Towers previously disposed of in such four quarter period, shall not exceed 5% of total Operating Cash Flow for such four quarter period; and

                    (iv) no Towers may be disposed of at any time if the Operating Cash Flow attributable to such Towers, together with the Operating Cash Flow attributable to all Towers previously disposed of since the Closing Date exceeds 15% of total Operating Cash Flow for the four quarter period most recently ended.

               (d) The Borrower may form one or more Subsidiaries which shall be direct, wholly owned Subsidiaries of the Borrower, and cause the Tower Subsidiary to transfer to such newly created Subsidiaries assets of the Tower Subsidiary acquired by it pursuant to the Formation Agreement at the closing thereunder, subject to the following conditions:

                    (i) the Borrower shall have given to the Agent thirty days prior written notice of each such transfer;

                    (ii) the organizational documents of each such Subsidiary shall be comparable in all material respects to the organizational documents of the Tower Subsidiary or shall be reasonably satisfactory to the Agent in form and substance;

                    (iii) no Event of Default or Possible Default then exists or would exist after giving effect to any such transfer;

                    (iv) the Borrower shall have executed and delivered to the Agent a pledge agreement, in substantially the form of the Tower Subsidiary Pledge Agreement or otherwise in form and substance reasonably satisfactory to the Required Banks, pursuant to which all of the stock or other securities or equity interests of each such Subsidiary are pledged to the Agent, for the benefit of the Banks, as security for the Obligations of the Borrower hereunder and under the Notes and the Collateral Documents;

                    (v) each such Subsidiary shall have executed and delivered to the Agent, for the benefit of the Banks, a guaranty in substantially the form of the Tower Subsidiary Guaranty, or otherwise in form and substance reasonably satisfactory to the Required Banks, pursuant to which such Subsidiary shall guarantee the Obligations of the Borrower hereunder and under the Notes and the Collateral Documents;

                    (vi) each such Subsidiary shall have executed and delivered to the Agent, for the benefit of the Banks, a security agreement in substantially the form of the Tower Subsidiary Security Agreement, or otherwise in form and substance reasonably satisfactory to the Required Banks, pursuant to which such Subsidiary shall grant to the Agent for the benefit of the Banks a first priority, perfected lien or security interest in the collateral described therein and shall have taken all actions required pursuant thereto;

                    (vii) each such Subsidiary shall have become a party to the Global Lease, the Management Agreement and such of the other Transaction Documents as may be appropriate pursuant to amendments or joinder agreements in form and substance satisfactory to the Required Banks; and

                    (viii) the Borrower shall have entered into an amendment to this Agreement to reflect the creation of such Subsidiaries, the execution and delivery of the foregoing
Collateral Documents and such other matters as the Required Banks may reasonably request in connection therewith.

          8.11 Construction of Towers. The Borrower shall not, and shall not permit any of its Subsidiaries to, construct any Tower or related group of Towers pursuant to a request from any Person for an aggregate construction cost, as reasonably estimated by the Borrower, of more than $2,500,000 except in accordance with the following provisions:

               (a) the Borrower shall have provided to the Agent within the prior three month period a certificate describing such proposed construction and any other projected construction during the three month period following the delivery of such certificate;

               (b) such certificate shall have demonstrated to the satisfaction of the Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to such construction and that no Event of Default or Possible Default then exists or would exist after giving effect to such construction;

               (c) the Borrower shall have delivered to the Agent prior to the commencement of such construction a report signed by the Borrower's chief financial officer in form and substance satisfactory to the Agent which shall contain calculations demonstrating on a pro forma basis the Borrower's compliance with the financial covenants set forth in this Section 8 after giving effect to such construction and, if the borrowing hereunder in connection with such construction is in an amount in excess of $5,000,000, projections for the Borrower for a five year period after the completion of such construction giving effect to such construction and including a statement of sources and uses of funds for such construction showing, among other things, the source of financing for such construction;

               (d) after giving effect to such construction, the Borrower or one of its Subsidiaries shall have marketable fee simple title or an assignable (subject to receipt of any necessary consents) and insurable leasehold interest in each property on which a constructed Tower is located and either such Tower shall have been added to the Global Lease or the Borrower or its Subsidiary shall have entered into a standard Tenant Lease in form and substance reasonably satisfactory to the Agent with an anchor tenant;

               (e) except in connection with Towers constructed pursuant to the Build to Suit Agreement or other constructions of Towers that will be covered by the Global Lease, the Borrower and its Subsidiaries shall take any actions as may be necessary or reasonably requested by the Agent to grant to the Agent, for the benefit of the Banks, first priority, perfected Liens in all assets, real and personal, tangible and intangible, relating to the Tower constructed by the Borrower or any of its Subsidiaries pursuant to the Collateral Documents in form and substance satisfactory to the Agent, subject to no prior Liens except Permitted Liens; if any such Tower subsequently becomes subject to the Global Lease, such Liens granted to the Agent will be released;

               (f) neither the Borrower nor any of its
Subsidiaries shall acquire or create a Subsidiary in connection with such construction;

               (g) the Borrower shall deliver to the Agent evidence reasonably satisfactory to the Agent to the effect that all material approvals, consents or authorizations required in connection with such construction from any Licensing Authority or other governmental authority shall have been obtained, and such opinions as the Agent may reasonably request as to the liens and security interests granted to the Agent, for the benefit of the Banks, as required pursuant to this Section (if such liens and security interests have been granted), and as to any required regulatory approvals for such construction.

          8.12 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or otherwise acquire, hold or invest in any stock or other securities or evidences of indebtedness of, or any interest or investment in, or make or permit to exist any loans or advances to, any other Person, except:

               (a) direct obligations of the United States
Government maturing within one year;

               (b) certificates of deposit of a member bank of the Federal Reserve System having capital, surplus and undivided profits in excess of $100,000,000;

               (c) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation;

               (d) investments in the Tower Subsidiary or in a Subsidiary created or acquired in connection with a Qualified Acquisition to the extent permitted pursuant to Section 8.10(b) or in a Subsidiary created pursuant to Section 8.10(d); and

               (e) loans and advances to employees in an aggregate amount for the Borrower and its Subsidiaries not to exceed at any time $250,000.

          8.13 Amendment of Governing Documents. The Borrower shall not, and shall not permit any of its Subsidiaries or any other Person to, amend, modify or supplement its Operating Agreement or any other organizational or governing document of the Borrower or any of its Subsidiaries, unless required by law, in any manner adverse, as reasonably determined by the Agent, to the Borrower, such Subsidiary or the Banks.

          8.14  Financial Covenants.

               (a) Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of any date in any period listed in Column
A below to be greater than the ratio set forth in Column B below opposite such period:

     Column A                                               Column B

     Period:                                                Permitted Ratio:
     Closing Date to December 30,                           8.25:1.0
     1999:
     December 31, 1999, to                                  7.25:1.0
     December 30, 2000:
     December 31, 2000, to                                  7.00:1.0
     September 30, 2001:
     October 1, 2001, to March                              6.50:1.0
     30, 2002:
     March 31, 2002, to December                            5.00:1.0
     31, 2002:
     January 1, 2003, and                                   4.00:1.0.
     thereafter:

               (b) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of any date to be less than 1.1 to 1.0.

               (c) Projected Debt Service Coverage Ratio. The
Borrower shall not permit the ratio of Test Operating Cash Flow as of the end of any four quarter period to Projected Debt
Service as of such date to be less than 1.15 to 1.0.

               (d) Operating Cash Flow to Interest Expense Ratio. The Borrower shall not permit the ratio of Operating Cash Flow for any period beginning on the Closing Date and ending on the last day of any fiscal quarter ending on or prior to December 31, 1999, to Interest Expense for such period to be less than 1.5 to 1.0; the Borrower shall not permit the ratio of Operating Cash Flow for the four quarter period ending on March 31, 2000, to Interest Expense for such four quarter period to be less than
1.75 to 1.0; and the Borrower shall not permit the ratio of Operating Cash Flow for any four quarter period ending after March 31, 2000, to Interest Expense for such four quarter period to be less than 2.0 to 1.0.

               (e) Right to Cure. If, as of the end of any quarter ending prior to the second anniversary of the Closing Date, Operating Cash Flow or Test Operating Cash Flow is insufficient to satisfy any of the financial covenants set forth in this Section 8.14, then, notwithstanding the provisions of
Section 9.2 below, no Event of Default will be deemed to have occurred if the Borrower receives from Holdco, within five days of the receipt by the Agent pursuant to Section 7.5(b) of the financial statements for such quarter, a capital contribution in an amount which, had it been applied as a prepayment of the Loans prior to the end of such quarter, would have been sufficient to satisfy such financial covenants. After the second anniversary of the Closing Date, such right to cure shall require the consent of the Required Banks.

          8.15 Management Agreements and Fees. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or enter into, or pay any management fees pursuant to, any management or service agreement whereby management, supervision or control of its business, or any significant aspect thereof, shall be delegated to or placed in any Person other than an employee of the Borrower or a Subsidiary of the Borrower, other than the Management Agreement, the Transition Services Agreement, the Bidder Services Agreement and the Koll Management Agreement.

          8.16 Fiscal Year. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year, which shall be the calendar year.

          8.17 ERISA. Neither the Borrower nor any member of the Controlled Group shall fail to make any contributions which are required by applicable law or pursuant to the terms of any Plan or any Benefit Arrangement. Neither the Borrower nor any member of the Controlled Group shall contribute to or agree to contribute to any Plan which is (a) subject to the minimum funding requirements under ERISA Section 302 or Code Section 412;
(b) a multiemployer plan (as defined in ERISA Section 4001(a)(3)); (c) a defined benefit plan (as defined under ERISA
Section 3(35) or Code Section 414(j)); (d) a multiple employer plan (as defined in ERISA Section 4063); or (e) a multiple employer welfare arrangement (as defined in ERISA Section 3(40)).

          8.18 Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, agreement or arrangement, other than as expressly provided in the Transaction Documents as in effect on the Closing Date, with Holdco or any other Affiliate of the Borrower (other than a Subsidiary of the Borrower), or pay any compensation or salary to any such Person unless such transaction, agreement or arrangement is in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and the terms of such transaction or agreement are not substantially less favorable to the Borrower or such Subsidiary than could be obtained in an arms-length transaction with an unaffiliated third party or unless the amount paid to such person is not substantially in excess of the fair value of the services rendered by such person.

          8.19 Change of Name or Structure. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its name or organizational structure without thirty days prior written notice to the Agent.

          8.20 Amendments, Waivers or Terminations. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) amend, alter or modify in any material respect, or terminate or consent to or suffer any material amendment, alteration, modification or termination, of the Global Lease, the Management Agreement, the Build to Suit Agreement or any other Transaction Document, or (b) amend, alter, modify, or terminate or consent to or suffer any amendment, alteration, modification or termination, of any License, any Land Lease Agreement, any Tenant Lease (other than the Global Lease) or any other material contract (or waive a material right thereunder) except for any amendments, alterations, modifications or terminations which could not reasonably be expected to have a Material Adverse Effect.

          8.21 Issuance or Transfer of Membership Interests. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell or issue any Membership Interests or other equity interests of the Borrower or such Subsidiary or any warrants, options or other securities convertible into or exercisable for any Membership Interests or other equity interests of the Borrower or such Subsidiary, and the Borrower shall not, and shall not permit any of its Subsidiaries to, permit the transfer of any of its Membership Interests or other equity interests or any warrants, options or other securities convertible into or exercisable for any of its Membership Interests or other equity interests; provided, however, that (a) the Borrower may permit the Tower Subsidiary to permit the transfer of the .001% Membership Interest held by BAM as of the date hereof to be transferred to a Person that as of the date hereof is a member of Holdco or to any Subsidiary of Bell Atlantic Corporation so long as (i) the Borrower gives thirty days prior notice to the Agent of such transfer, and (ii) the transferee member enters into a pledge agreement in form and substance substantially identical to the Tower Subsidiary Pledge Agreement pursuant to which its Membership Interest in the Tower Subsidiary is pledged to the Agent, for the benefit of the Banks, as security for the obligations of the Borrower hereunder and under the Notes and the other Collateral Documents, and (b) the Borrower may permit the transfer of any of its Membership Interests to a Person that as of the date hereof is a member of Holdco so long as (i) the Borrower gives thirty days prior notice to the Agent of such transfer, and (ii) the transferee member enters into a pledge agreement in form and substance substantially identical to the Holdco Pledge Agreement pursuant to which its Membership Interest in the Borrower is pledged to the Agent, for the benefit of the Banks, as security for the obligations of the Borrower hereunder and under the Notes and the other Collateral Documents.

          8.22 Types of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) constructing, owning, operating, leasing, managing and acquiring Towers and leasing space on such Towers to tenants and (b) other activities related thereto.

          8.23 Regulation U. The Borrower shall not, directly or indirectly, (a) apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

          8.24 Tower Subsidiary and Other Subsidiaries. The Borrower shall not permit the Tower Subsidiary or any Subsidiary created pursuant to Section 8.10 to (a) incur, create, assume or permit to exist any Indebtedness other than pursuant to the Land Lease Agreements, the Tenant Leases, a Guaranty, the Build to Suit Agreement and the other Collateral Documents, (b) incur, create, assume or permit to exist any Lien of any nature whatsoever on any property or assets now owned or hereafter acquired by it except pursuant to the Tenant Leases and in favor of the Agent, for the benefit of the Banks, and except for Permitted Liens described in clauses (a), (b), (c), (f), (i), (j) and (k) of the definition of that term in Section 1.1, or (c) hire or engage any employees.

SECTION 9.     EVENTS OF DEFAULT.

          The occurrence of any one or more of the following events, whether voluntarily or involuntarily or by operation of law, shall constitute an Event of Default hereunder:

          9.1 Non-Payment. The Borrower shall (a) fail to pay when due, whether by acceleration of maturity or otherwise, any installment of principal due hereunder or under any Note or (b) fail to pay when due, whether by acceleration of maturity or otherwise, or within two days thereafter, any installment of interest due hereunder or under any Note or any fee or other payment obligation in respect of the Obligations or payable pursuant to the Fee Letter.

          9.2 Failure of Performance in Respect of Other Obligations. (a) The Borrower shall fail to observe, perform or be in compliance with any of the provisions of Section 8, Sections 7.1 or 7.3 or the first sentence of Section 7.2; or (b) the Borrower, any of its Subsidiaries, Holdco or any other party to a Collateral Document (other than the Agent or a Bank) shall fail to observe, perform or be in compliance with the terms of any Obligation, covenant or agreement, other than those referred to in Section 9.1, Section 8, Sections 7.1 or 7.3 or the first sentence of Section 7.2, to be observed, performed or complied with by the Borrower, such Subsidiary or such other party hereunder or under any Collateral Document and, provided that such failure is of a type which can be cured, such failure shall continue and not be cured for thirty days after: (i) notice thereof from the Agent or a Bank or (ii) the Agent or the Banks are notified thereof or should have been notified thereof pursuant to the provisions of Section 7.6, whichever is earlier; or (c) any party to any Pledge Agreement shall, or shall attempt to, voluntarily or involuntarily, encumber, subject to any further pledge or security interest, sell, transfer or otherwise dispose of any of the Pledged Collateral (as that term is defined in any Pledge Agreement) or any interest therein except as expressly provided herein or therein.

          9.3 Breach of Warranty. Any financial statement, representation, warranty, statement or certificate made or furnished by the Borrower, any of its Subsidiaries, Holdco or any other party to a Collateral Document (other than the Agent or a Bank) to the Agent or the Banks in or in connection with this Agreement or any Collateral Document, or as an inducement to the Agent or the Banks to enter into this Agreement or any of the Collateral Documents, including, without limitation, those in
Section 5 above or in any Collateral Document, shall have been false, incorrect or incomplete when made or deemed made in any material respect.

          9.4 Cross-Defaults. Any default shall have occurred under the Formation Agreement and shall not have been cured within any applicable cure period and the effect of such default on Holdco, the Borrower or any of its Subsidiaries, if quantifiable by a dollar amount, could reasonably be expected to exceed $2,500,000, or if not so quantifiable, could reasonably be expected to have a Material Adverse Effect; or the Borrower or any of its Subsidiaries shall default in any payment due on any Indebtedness in excess of $2,500,000 in the aggregate and such default shall continue for more than the period of grace, if any, applicable thereto; or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term of any evidence of such Indebtedness or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto if such default causes, or permits the holder thereof to cause, the acceleration of such Indebtedness.

          9.5 Assignment for Benefit of Creditors. The Borrower, any of its Subsidiaries or Holdco shall make an assignment for the benefit of its creditors, or shall admit its insolvency or shall fail to pay its debts generally as such debts become due.

          9.6 Bankruptcy. Any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, shall be filed by or against the Borrower, any of its Subsidiaries or Holdco or any proceeding shall be commenced by or against the Borrower, any of its Subsidiaries or Holdco with respect to relief under the provisions of any other applicable bankruptcy, insolvency or other similar law of the United States or any State providing for the reorganization, winding-up or liquidation of Persons or an arrangement, composition, extension or adjustment with creditors; provided, however, that no Event of Default shall be deemed to have occurred if any such involuntary petition or proceeding shall be discharged within sixty days of its filing or commencement.

          9.7 Appointment of Receiver; Liquidation. A receiver or trustee shall be appointed for the Borrower, any of its Subsidiaries or Holdco or for any substantial part of its assets, and such receiver or trustee shall not be discharged within sixty days of his appointment; any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower, any of its Subsidiaries or Holdco and such proceedings shall not be dismissed or discharged within sixty days of their commencement; or the Borrower, any of its Subsidiaries or Holdco shall discontinue its business.

          9.8 Judgments. The Borrower, any of its Subsidiaries or Holdco shall incur a final judgment for the payment of money in an amount which, together with all other final judgments against the Borrower, any of its Subsidiaries or Holdco, exceeds $2,500,000 in the aggregate, and shall not discharge (or make adequate provision for the discharge of) the same within a period of thirty days unless, pending further proceedings, execution thereon has been effectively stayed; or a non-monetary judgment or order shall be rendered against the Borrower, any of its Subsidiaries or Holdco that could reasonably be expected to have a Material Adverse Effect, and there shall be any period in excess of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          9.9  Tenant Leases; Transaction Documents.

               (a) The Global Lease or any other material
Tenant Leases shall be terminated for any reason or modified in any manner materially adverse to the Borrower, any of its Subsidiaries or the Banks, or Supplements to the Global Lease in respect of any Material Towers shall be terminated within any twelve month period, or any tenant under the Global Lease shall offset any material amount against rent owing under the Global Lease to a Subsidiary (unless such offset is to reimburse such tenant for a payment made by it under the Global Lease that at the time of such payment should have been made by the Tower Subsidiary pursuant to subsection (b) or (c) of
Section 9 of the Tower Subsidiary Security Agreement or any comparable provision of any other Security Agreement so long as such tenant agrees that upon such offset for the full amount so reimbursable it will not exercise any other remedy under the Global Lease), or any party to the Global Lease shall default thereunder and such default shall not be cured within the applicable cure period, if any, or any tenant under the Global Lease shall assign any of its rights under the Global Lease or any material Supplements thereto to any Person (unless the number of Towers affected by all such assignments since the Closing Date is less than 140).

               (b) Any default shall occur under the Build to Suit Agreement, the Management Agreement or any of the other Transaction Documents and shall not have been waived or cured within any applicable cure period and the effect of such default on Holdco, the Borrower or any of its Subsidiaries, if quantifiable by a dollar amount, could reasonably be expected to exceed $2,500,000, or if not so quantifiable, could reasonably be expected to have a Material Adverse Effect.

          9.10 Impairment of Collateral; Invalidation of any Loan Document. (a) A creditor of the Borrower, of any of its Subsidiaries, of Holdco or of any other party to a Collateral Document shall obtain possession of any of the collateral for the Obligations or in any other material property of the Borrower, any of its Subsidiaries or Holdco by any means, including, without limitation, attachment, levy, distraint, replevin or self-help, or any creditor shall establish or obtain any right in such collateral or other property; or (b) the Agent shall cease to have a perfected, first priority Lien on all of the issued and outstanding Membership Interests of the Borrower and of each Subsidiary of the Borrower; or (c) any Lien created or purported to be created by this Agreement or any Collateral Document shall cease or fail to be perfected with respect to any of the collateral purported to be covered thereby; or (d) any material portion of the property of the Borrower or any of its Subsidiaries shall be lost, stolen, damaged or destroyed for which there is either no insurance coverage; or (e) this Agreement, any Note or any Collateral Document ceases to be a legal, valid, binding agreement or obligation enforceable against any party thereto (including the Agent and the Banks) in accordance with its terms, or shall be terminated, invalidated, set aside or declared ineffective or inoperative; or (f) any party to any Collateral Document shall contest or deny the validity or enforceability of such Collateral Document or any lien, security interest or obligation purported to be created thereby.

          9.11 Termination of License or Agreements. The FCC, the FAA or any other Licensing Authority shall revoke, terminate, substantially and adversely modify or fail to renew any License, or any group of Licenses, of the Borrower or any of its Subsidiaries or commence proceedings to suspend, revoke, terminate or substantially and adversely modify any such License and such proceedings shall not be dismissed or discharged within sixty days if such revocation, termination, modification or failure to renew could reasonably be expected to have a Material Adverse Effect; or the License Agreements or any Land Lease Agreements or other agreements which are necessary to the operation of the business of the Borrower or any of its Subsidiaries shall be revoked, terminated or adversely modified and not replaced by substitutes acceptable to the Agent within thirty days of such revocation, termination or modification and without which agreements a Material Adverse Effect could reasonably be expected.

          9.12 Change of Control. (i) A Subsidiary of CCIC or BAM (or any of its Subsidiaries) shall cease to own all of the issued and outstanding Membership Interests and other equity interests in Holdco; (ii) Holdco shall cease to own directly all of the issued and outstanding Membership Interests and other equity interests of the Borrower; (iii) the Borrower shall cease to own directly all of the issued and outstanding Membership Interests and other equity interests of the Tower Subsidiary or any other Subsidiary other than the 0.001% Membership Interest in the Tower Subsidiary held by BAM or a comparable interest in any such other Subsidiary to be held by BAM; or (iv) BAM shall cease to own the 0.001% Membership Interest in the Tower Subsidiary (except pursuant to a transfer in accordance with Section 8.21(a)).

          9.13  Unrestricted Subsidiary. Any of Holdco, the
Borrower or any of the Borrower's Subsidiaries shall cease to be an Unrestricted Subsidiary, as that term is defined in the CCIC Indenture.

          9.14 Default under Collateral Document. The Borrower, any of its Subsidiaries, Holdco, BAM, BAM Sub or any other party (other than the Agent and the Banks) shall default under any Collateral Document after any required notice and such default shall continue beyond any applicable grace period.

          9.15  Condemnation. Any court, government or
governmental agency shall condemn, seize, or otherwise appropriate, or take custody or control of any substantial portion of the assets of the Borrower or any of its Subsidiaries.

          9.16  Material Adverse Effect. Any Material Adverse
Effect shall occur.

SECTION 10.      REMEDIES.

          Notwithstanding any contrary provision or inference herein or elsewhere,

          10.1 Optional Defaults. If any Event of Default referred to in Section 9.1 through and including Section 9.4 or
Section 9.8 through and including Section 9.16 shall occur, the Issuing Bank shall not be required to issue any additional Letters of Credit, and the Agent, with the consent of the Required Banks, upon written notice to the Borrower, may

               (a) terminate the Commitment and the credit hereby established and forthwith upon such election the obligations of the Banks to make any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit) immediately shall be terminated, and/or

               (b) accelerate the maturity of the Loans and all other Obligations, whereupon all Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower, and/or

               (c) demand the payment to the Issuing Bank of the aggregate stated amount of the outstanding Letters of Credit, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

          10.2 Automatic Defaults. If any Event of Default referred to in Sections 9.5-9.7 shall occur,

               (a) the Commitment and the credit hereby established shall automatically and forthwith terminate, and the Banks thereafter shall be under no obligation to grant any further Loans hereunder (other than Loans resulting from the funding of Letters of Credit), and

               (b) the principal of and interest on the Notes, then outstanding, and all of the other Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower, and

               (c) the Issuing Bank shall not be required to issue any additional Letters of Credit, and the aggregate stated amount of the outstanding Letters of Credit shall be immediately payable by the Borrower to the Issuing Bank, which amount the Issuing Bank shall hold as security for the obligations incurred under the Letters of Credit.

          10.3 Performance by the Banks. If at any time the Borrower or any of its Subsidiaries fails or refuses to pay or perform any material obligation or duty to any third Person, except for payments which are the subject of bona fide disputes in the ordinary course of business, the Agent or the Banks may, in their sole discretion, but shall not be obligated to, pay or perform the same on behalf of the Borrower or such Subsidiary, and the Borrower shall promptly repay all amounts so paid, and all costs and expenses so incurred. This repayment obligation shall become one of the Obligations of the Borrower hereunder and shall bear interest at the Default Interest Rate.

          10.4 Other Remedies. Upon the occurrence of an Event of Default, the Agent and the Banks may exercise any other right, power or remedy as may be provided herein, in any Note or in any other Collateral Document, or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Borrower for any amount due either before, during or after any proceedings for the enforcement of any security or any realization upon any security.

          10.5 Enforcement and Waiver by the Banks. The Agent and the Banks shall have the right at all times to enforce the provisions of this Agreement and all Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Agent or the Banks in refraining from so doing at any time, unless the Banks shall have waived such enforcement in writing in respect of a particular instance. The failure of the Agent or the Banks at any time to enforce their rights under such provisions shall not be construed as having created a custom or course of dealing in any way contrary to the specific provisions of this Agreement or the Collateral Documents, or as having in any way modified or waived the same. All rights, powers and remedies of the Agent and the Banks are cumulative and concurrent and the exercise of one right, power or remedy shall not be deemed a waiver or release of any other right, power or remedy.

SECTION 11.     THE AGENT.

          11.1 Appointment. Key Corporate Capital Inc. is hereby appointed agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Section 11. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement. In its capacity as Agent hereunder, the Agent does not hereby assume any fiduciary duties to any of the Banks and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Collateral Documents. Each of the Banks hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

          11.2 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to it by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

          11.3 General Immunity. Neither the Agent nor any of its directors, officers, affiliates, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers, affiliates, agents or employees shall be responsible for, or have any duty to examine
(a) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement, any Collateral Document, or any other document or instrument furnished pursuant to or in connection with this Agreement or any Collateral Document, (b) the collectibility of any amounts owed by the Borrower or any of its Subsidiaries, (c) any recitals, statements, reports, representations or warranties made in connection with this Agreement or any Collateral Document, (d) the performance or satisfaction by the Borrower or any of its Subsidiaries of any covenant or agreement contained herein or in any Collateral Document, (e) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, bank wire, cable, radiogram or telephone message sent or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (f) the assets or liabilities or financial condition or results of operations or business or credit-worthiness of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Collateral Document.

          11.4 Action on Instructions of the Banks. The Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks (subject to
Section 11.12 hereof), and such instructions shall be binding upon all the Banks and all holders of the Notes; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law. The foregoing provisions of this Section 11.4 shall not limit in any way the exercise by any Bank of any right or remedy granted to such Bank pursuant to the terms of this Agreement or any Collateral Document. Except as otherwise expressly provided herein, any reference in this Agreement to action by the Banks shall be deemed to be a reference to the Required Banks.

          11.5 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in- fact selected by it with reasonable care.

          11.6 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper, document or other communications believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, with respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent, concerning all matters pertaining to the agency hereby created and its duties hereunder.

          11.7 Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent (which indemnification shall be shared by the Banks ratably in proportion to their respective Ratable Shares) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower hereunder or under any Collateral Document, (b) for any other expenses reasonably incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration, amendment or enforcement hereof or of any of the Collateral Documents and
(c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any Collateral Document or any other document related hereto or thereto or the transactions contemplated hereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

          11.8 Rights as a Bank. With respect to its Ratable Share of the Commitment and the Letters of Credit, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower and its Subsidiaries as if it were not the Agent hereunder.

          11.9 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Collateral Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Collateral Documents. The Agent shall not be required to keep the Banks informed as to the performance or observance by the Borrower or its Subsidiaries of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries which may come into its possession.

          11.10  Successor Agent.

               (a) The Agent may, without the consent of the Borrower or the other Banks, assign its rights and obligations as Agent hereunder and under the Collateral Documents to its parent or to any wholly owned subsidiary of its parent which has capital and retained earnings of at least $500,000,000, and upon such assignment, the former Agent shall be deemed to have retired, and such wholly owned subsidiary shall be deemed to be a successor Agent.

               (b) The Agent may resign at any time by giving written notice thereof to the Banks. Upon any such resignation, the Required Banks, with the consent of the Borrower, which shall not be unreasonably withheld, shall have the right to appoint a successor Agent; provided, however, that the consent of the Borrower shall not be required if at the time of such resignation an Event of Default exists. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the notice of resignation, then the retiring Agent may appoint a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.

               (c) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the assigning or retiring Agent, and the assigning or retiring Agent shall be discharged from its duties and obligations hereunder. After any assigning or retiring Agent's resignation hereunder as the Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

          11.11 Ratable Sharing. All principal and interest payments on Loans and commitment fees received by the Agent shall be remitted to the Banks in accordance with their Ratable Shares. Any amounts received by the Agent or any other Bank upon the sale of any collateral for the Loans or upon the exercise of any remedies hereunder or under any of the Collateral Documents or upon the exercise of any right of setoff shall be remitted to the Banks in accordance with their Ratable Shares; provided, however, that, solely for purposes of the sharing of any amounts received by the Agent or any other Bank, if at the time of any such receipt the Borrower has defaulted under any agreements regarding Rate Hedging Obligations with any Bank or the Affiliate of any Bank, such Bank's Ratable Share shall be proportionately increased and the Ratable Shares of the other Banks shall be proportionately decreased based upon the amount due to the affected Bank (or such Bank's Affiliate) pursuant to such agreements. If any Bank shall obtain any payment hereunder (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in excess of its Ratable Share, then such Bank shall immediately remit such excess to the other Banks pro rata.

          11.12 Actions by the Agent and the Banks. The Agent shall take formal action following the occurrence of a Possible Default or an Event of Default only upon the agreement of the Required Banks; provided, however, that if -------- ------- the Agent gives notice to the Banks of a Possible Default or an Event of Default, and the Required Banks cannot agree (which agreement shall not be unreasonably withheld) on a mutual course of action within ten days following such notice, the Agent may (but shall not be required to) pursue such legal rights and remedies against the Borrower as it deems necessary and appropriate to protect the Banks and any collateral under the circumstances.

SECTION 12.     MISCELLANEOUS.

          12.1 Construction. The provisions of this Agreement shall be in addition to those of the Collateral Documents and to those of any other guaranty, security agreement, note or other evidence of the liability relating to the Borrower held by the Banks, all of which shall be construed as complementary to each other. Nothing contained herein shall prevent the Agent or the Banks from enforcing any or all of such instruments in accordance with their respective terms. Each right, power or privilege specified or referred to in this Agreement or in any Collateral Document is in addition to any other rights, powers or privileges that the Agent or the Banks may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Agent or the Banks shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as the Agent or the Banks may deem expedient. Notwithstanding any other provision of this Agreement, the Borrower shall not be required to pay any amount of interest pursuant hereto or pursuant to the Notes which is in excess of the maximum amount permitted by law.

          12.2 Further Assurance. From time to time, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver to the Agent and the Banks such additional documents and take such additional actions as the Agent may require to carry out the purposes of this Agreement or any of the Collateral Documents, or to preserve and protect the rights of the Agent and the Banks hereunder or thereunder.

          12.3 Expenses of the Agent and the Banks;
Indemnification.

               (a) Whether or not the transactions contemplated by this Agreement are consummated, the Borrower shall pay the costs and expenses, including the reasonable fees and disbursements of the Agent's special counsel, incurred by the Agent and the Banks in connection with (i) the negotiation, preparation, administration, amendment or enforcement of this Agreement and the Collateral Documents and the closing of the transactions contemplated hereby and thereby; (ii) the perfection of the Liens granted pursuant hereto or pursuant to the Collateral Documents; (iii) the making of the Loans and issuance of the Letters of Credit hereunder; (iv) the negotiation, preparation or enforcement of any other document in connection with this Agreement, the Collateral Documents or the Loans made or Letters of Credit issued hereunder; (v) any proceeding brought or formal action taken by the Agent or the Banks to enforce any provision of this Agreement or any Collateral Document, or to enforce or exercise or preserve any right, power or remedy hereunder or thereunder; or (vi) any action which may be taken or instituted by any Person against the Agent or any Bank as a result of any of the foregoing. The fees and expenses of the Agent's special counsel through the Closing shall be paid on the Closing Date. If any taxes, charges or fees shall be payable, or ruled to be payable, to any state or Federal authority in respect of the execution, delivery or performance of this Agreement, any Note or any other Collateral Document by reason of any existing or hereinafter enacted Federal or state statute (other than any such taxes on the net income of the Banks and any taxes, charges or fees which are included in the LIBOR Reserve Percentage), the Borrower will pay all such taxes, charges or fees, including interest and penalties thereon, if any, and will indemnify and hold harmless the Agent and the Banks against any liability in connection therewith.

               (b) The Borrower hereby indemnifies and holds harmless the Agent and each Bank and their respective directors, officers, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys fees) which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Collateral Documents, the Transaction Documents, or any of them, or the Loans made pursuant hereto or the Letters of Credit issued pursuant hereto, or the use of the proceeds thereof, or any of the transactions contemplated hereby or thereby or the business, assets or operations of the Borrower or its Subsidiaries or the ownership, maintenance, operation or management of the Towers; provided, however, that the Borrower shall not be liable to any Indemnified Person, if there is a final non- appealable judicial determination that such claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnified Person.

          12.4 Notices. Except as otherwise expressly provided herein, all notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested,
(c) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guarantee are complied with, or (d) on the date of receipt (if such date is a Banking Day, otherwise on the next Banking Day) by telecopy, in each case addressed as follows:

                           TO THE AGENT:

                           Key Corporate Capital Inc.
                           127 Public Square
                           Cleveland, Ohio  44114-1306

                           Attn:  Media and Telecommunications Finance
                           Division
                           Telecopy:  216-689-4666

                           With a copy (which shall not constitute
                           notice) to:

                           Timothy J. Kelley, Esq.
                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20036
                           Telecopy:  202-776-2222

                           TO THE BANKS, AT THE ADDRESSES LISTED ON THE
                           SIGNATURE PAGES HEREOF OR IN THE ASSIGNMENT
                           INSTRUMENT DELIVERED PURSUANT TO SECTION
                           12.7(b)

                           TO THE BORROWER:

                           Crown Atlantic Holding Sub LLC
                           510 Bering Drive
                           Suite 500
                           Houston, Texas  77057
                           Attn:  Chief Financial Officer
                           Telecopy:  713-570-3150

                           with copies (which shall not constitute
                           notice) to:

                           Bell Atlantic Mobile
                           180 Washington Valley Road
                           Bedminster, New Jersey  07921
                           Attn:  David Benson, CFO
                           Telecopy:  908-306-4350

                           and

                           Robert C. Shearer, Esq.
                           Brown, Parker & Leahy, L.L.P.
                           1200 Smith Street, Suite 3600
                           Houston, Texas  77008
                           Telecopy:  (713) 654-1871

or to such other address or addresses as the party to which such notice is directed may have designated in writing to the other parties hereto.

          12.5 Waiver and Release by the Borrower. Neither the Agent, nor any Bank, nor any Affiliate, officer, director, employee, attorney or agent of the Agent or any Bank shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to, this Agreement or any of the Collateral Documents, or any of the transactions contemplated by this Agreement or any of the Collateral Documents, and the Borrower hereby releases the Agent and each Bank from, and hereby waives, all claims for loss or damage caused by any act or omission on the part of the Agent or any Bank or their respective officers, attorneys, agents and employees, except gross negligence and willful misconduct.

          12.6 Right of Set Off. Upon the occurrence and during the continuance of any Event of Default (but subject to the provisions of Section 9 of the Tower Subsidiary Security Agreement or any comparable provision of any other Security Agreement), each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or an Affiliate of such Bank to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the obligations of the Borrower and its Subsidiaries now or hereafter existing hereunder or under any Collateral Document, irrespective of whether or not such Bank or its Affiliate shall have made any demand hereunder or under any Collateral Document and although such obligations may be unmatured. The rights of the Banks under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Banks may have; provided, however, that all such other rights of set-off shall be subject to Section 9 of the Tower Subsidiary Security Agreement or Section 9 of the Borrower Security Agreement or any comparable provision of any other Security Agreement, as the case may be. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any other holder of a participation in any Note may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or any of its Subsidiaries in the amount of such participation.

          12.7  Successors and Assigns; Participations.

               (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that the Borrower shall not assign or transfer any of its rights or obligations hereunder or under any Note without the prior written consent of all of the Banks and the Agent.

               (b) Each Bank may assign all or any part of any of its Loans, its Notes, and its share of the Commitment and the Letters of Credit with the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld; provided that
(i) no such consent by the Borrower shall be required (A) for any such assignment by any Bank to an Affiliate of such Bank or to another Bank or an Affiliate of another Bank, or (B) if, at the time of such assignment, an Event of Default or Possible Default has occurred and is continuing; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iii) each such assignment shall be made by a Bank in such manner that the same portion of its Loans, its Notes, its share of the Commitment and its participation in the Letters of Credit is assigned to the assignee; and (iv) the assignee, if not already a Bank, shall agree to become a party to the BAM Purchase Agreement. Upon execution and delivery by the assignor and the assignee to the Borrower and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the share of the Commitment, Loans and Letters of Credit specified in such instrument, and upon consent thereto by the Agent and the Borrower (to the extent required), the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Agent), the obligations, rights and benefits of a Bank hereunder holding the share of the Commitment, Loans and Letters of Credit (or portions thereof) assigned to it (in addition to the share of the Commitment, Loans and Letters of Credit, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the share of the Commitment, the Letters of Credit and the obligations hereunder so assigned.

               (c) Upon its receipt of an assignment pursuant to
Section 12.7(b) above duly executed by an assigning Bank and the assignee, together with any Note subject to such assignment and a processing and recordation fee of $3,500, the Agent shall, if such assignment has been completed, accept such assignment. Within five business days after receipt of such notice, the Borrower, at the Borrower's own expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note to the order of the assignee in an amount equal to the share of the Commitment, of the Loans and of the Letters of Credit assumed by the assignee and, if the assigning Bank has retained a portion of the Commitment, the Loans and the Letters of Credit hereunder, a new Note to the order of the assigning Bank in an amount equal to the share of the Commitment and the Loans and the Letters of Credit retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of Exhibit A hereto. Cancelled Notes shall be returned to the Borrower.

               (d) A Bank may sell or agree to sell to one or more other Persons (each, a "Participant") a participation in all or any part of any Loans held by it, or in its share of the Commitment and the Letters of Credit. Except as otherwise provided in the last sentence of this Section 12.7(d), no Participant shall have any rights or benefits under this Agreement or any Note or any other Collateral Documents (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Section 2 hereof in respect of Loans held by it, and its share of the Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and share of the Commitment, and as if such Bank were funding each of such Loans and its share of the Commitment in the same way that it is funding the portion of such Loans and its share of the Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Collateral Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver hereof or of any of the other Collateral Documents to the extent that the same, under
Section 12.14 hereof, requires the consent of each Bank. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6 through 2.13 and Section 12.6 with respect to its participating interest.

               (e) In addition to the assignments and
participations permitted under the foregoing provisions of this
Section 12.7, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

               (f) A Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

               (g) Anything in this Section 12.7 to the contrary notwithstanding, except pursuant to the BAM Purchase Agreement, no Bank may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates without the prior written consent of each Bank.

          12.8 Applicable Law. THIS AGREEMENT AND THE COLLATERAL DOCUMENTS, AND THE DUTIES, RIGHTS, POWERS AND REMEDIES OF THE PARTIES HERETO AND THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF OHIO (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF), EXCEPT TO THE EXTENT THAT ANY COLLATERAL DOCUMENT PROVIDES THAT THE LOCAL LAW OF ANOTHER JURISDICTION GOVERNS THE GRANT, PERFECTION OR ENFORCEMENT OF THE LIENS GRANTED PURSUANT TO SUCH COLLATERAL DOCUMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE BORROWER AND THE AGENT ON BEHALF OF THE BANKS AND SHALL BE SUBJECT TO NO EXCEPTIONS. THE BORROWER HAS MADE THIS CHOICE OF GOVERNING LAW KNOWINGLY AND WILLINGLY AND AFTER CONSULTING WITH ITS COUNSEL. NONE OF THE AGENT, ANY BANK NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          12.9 ENFORCEMENT. THE BORROWER (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF OHIO AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY COLLATERAL DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF BROUGHT BY THE AGENT OR THE BANKS OR THEIR SUCCESSORS OR ASSIGNS AND (B) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY COLLATERAL DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND
(C) HEREBY WAIVES AND AGREES NOT TO SEEK ANY REVIEW BY ANY COURT OF ANY OTHER JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF THE JUDGMENT OF ANY SUCH OHIO STATE OR FEDERAL COURT. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN. THE BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND ITS CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT AND THE BANKS. FINAL JUDGMENT AGAINST THE BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, OR IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE

LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE AGENT OR THE BANKS MAY AT THEIR OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST THE BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE BORROWER, OR SUCH ASSETS, MAY BE FOUND.

          12.10 JURY TRIAL WAIVER. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE IRREVOCABLY, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANKS AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO AND THERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER, THE AGENT AND THE BANKS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER, THE AGENT AND THE BANKS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS EXPRESSLY MODIFIED IN WRITING BY ALL PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, THE COLLATERAL DOCUMENTS AND TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          12.11 Binding Effect and Entire Agreement; No Oral Agreements. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Agreement, the Schedules and Exhibits hereto, which are hereby incorporated in this Agreement, and the Collateral Documents constitute the entire agreement among the parties on the subject matter hereof. There are no unwritten or oral agreements among the Borrower, the Agent and the Banks, and this written Agreement, the Notes, the other Collateral Documents, and the instruments and documents executed in connection herewith, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

          12.12 Counterparts. This Agreement may be executed in any number of counterparts or duplicate originals, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          12.13 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in any Collateral Document shall survive any investigation and the Closing, and shall continue in full force and effect so long as any of the Obligations remain to be performed or paid or the Banks have any obligation to advance sums or issue Letters of Credit hereunder or any Letter of Credit remains outstanding.

          12.14 Modification. Any term of this Agreement or of any Note may be amended and the observance of any term of this Agreement or of any Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Required Banks, and any amendment or waiver effected in accordance with this Section 12.14 shall be binding upon each holder of a Note at the time outstanding, each future holder of a Note and the Borrower; provided, however, that no such amendment or waiver or other action shall, without the prior written consent of all of the Banks or the holders of all of the Notes at the time outstanding, (a) extend the maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal installment of, any Note, (b) reduce the amount or extend the time of payment of the commitment fees or the fees shared by the Banks and payable in respect of Letters of Credit,
(c) change the Commitment or the Ratable Share of any Bank (other than any change in Commitment or Ratable Share resulting from the sale of a participation in or assignment of any Bank's interest in the Commitment and Loans in accordance with Section 12.7), (d) change the percentage referred to in the definition of "Required Banks" contained in Section 1.1, or reduce the number of Banks required to approve any consent, waiver, amendment or modification, (e) amend this Section 12.14, (f) amend or waive compliance with Section 2.5(b), or (g) release any collateral or any guaranty for the Loans; and provided, further, that notwithstanding the foregoing provisions of this Section 12.14, this Agreement and the Notes may be amended or modified in the manner contemplated by Section 12.7 for the purpose of permitting any Bank to assign its interest, rights and obligations hereunder to another Person, if the appropriate assignment agreement or counterparts thereof are executed by the Borrower (to the extent required), the Agent and the appropriate Bank assignor and assignee. In addition, no amendment, waiver or consent to the provisions of Section 11 shall be made without the written consent of the Agent, and no amendment, waiver or consent to the provisions of Section 2.1(d) shall be made without the written consent of the Issuing Bank. Any amendment or waiver effected in accordance with this Section 12.14 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower.

          12.15 Separability. If any one or more of the provisions contained in this Agreement or any Collateral Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          12.16 Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          12.17 Termination. This Agreement shall terminate when all amounts due hereunder, under each Note and under each Collateral Document shall have been indefeasibly paid in full in cash and all other Obligations hereunder or thereunder shall have been fully performed, so long as no Letters of Credit are then outstanding and the Banks have no further obligation to advance sums or issue Letters of Credit hereunder. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated and relate back to such time as though this Agreement had always been in effect, as the case may be, if at any time any amount received by the Agent or any Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by such Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any of its Subsidiaries, Holdco or any other Person or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower, any of its Subsidiaries, Holdco or any other Person or any substantial part of its properties, or otherwise, all as though such payments had not been made. Notwithstanding anything to the contrary contained herein or in any Collateral Document, any indemnification or expense reimbursement provision contained herein or in any Collateral Document shall remain in full force and effect notwithstanding the termination of this Agreement.

          12.18 Interest Limitation. It is the intention of the Borrower and the Banks to conform strictly to the respective usury laws applicable to the Banks. Accordingly, if the transactions contemplated hereby would be usurious under applicable law as to any Bank, then, in that event, notwithstanding anything to the contrary in the Notes or this Agreement or in any other Collateral Document, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to such Bank that is contracted for, taken, reserved, charged or received under any Note payable to such Bank or this Agreement or under any other Collateral Document or otherwise in connection with such Note shall under no circumstances exceed the maximum amount allowed by such law (or, if the principal amount of such Note shall have been or would thereby be paid in full, refunded to the Borrower); and (b) in the event that the maturity of any Note payable to a Bank is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of such Note (or, if the principal amount of such Note shall have been or would thereby be paid in full, refunded by such Bank to the Borrower). All calculations made to compute the rate of interest that is contracted for, taken, reserved, charged or received under any Note payable to any Bank or under this Agreement or under any other Collateral Document or otherwise in connection with such Note for the purpose of determining whether such rate exceeds the maximum amount allowed by law applicable to such Bank shall be made, to the extent permitted by such applicable law, by amortizing, prorating, and spreading in equa parts during the period of the full stated term of the Loan or Loans evidenced by such Note all interest at any time contracted for, taken, reserved, charged or received by such Bank in connection therewith.

          12.19 Confidentiality. In handling any information which the Borrower has identified to the Agent and the Banks as being confidential, the Agent and the Banks shall exercise the same degree of care that they exercise with respect to their own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (a) to the subsidiaries or affiliates of the Agent or any Bank in connection with their present or prospective business relations with the Borrower or any of its Subsidiaries, (b) to the Agent's or any Bank's business and legal advisors, (c) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to abide by confidentiality restrictions similar to those set forth in this Section, (d) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (e) as may be required in connecction with the examination, audit or similar investigation of the Agent or any Bank.

          12.20 Non-Recourse to CCIC; Limited Recourse to BAM. Notwithstanding anything to the contrary contained herein or in any Collateral Document, neither the Agent nor any Bank shall have any recourse hereunder or thereunder against CCIC or any of its assets or properties. Except as provided in the Collateral Documents, neither the Agent nor any Bank shall have any recourse hereunder or under the Collateral Documents against BAM or any of its Affiliates or any of their respective assets or properties.

          TO WITNESS THE ABOVE, the Borrower, the Banks, the
Issuing Bank and the Agent have caused this Loan Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

BORROWER:

CROWN ATLANTIC HOLDING SUB LLC


By:    /s/ Brian D. Jacks
Name:  Brian D. Jacks
Title: President


AGENT:

KEY CORPORATE CAPITAL INC.


By:    /s/ Jason R. Weaver
Name:  Jason R. Weaver
Title: Vice President

ISSUING BANK:

KEY CORPORATE CAPITAL INC.


By:    /s/ Jason R. Weaver
Name:  Jason R. Weaver
Title: Vice President


BANKS:

KEY CORPORATE CAPITAL INC.


By:    /s/ Jason R. Weaver
Name:  Jason R. Weaver
Title: Vice President

Address:          127 Public Square
                  Cleveland, Ohio  44114-1306
                  Attn:  Media and Telecommunications Finance Division

                  LIST OF SCHEDULES AND EXHIBITS


Schedule 1.1                               List of Banks and Ratable Shares

Exhibit A                                  Form of Note

Exhibit B                                  Financial Statements

Exhibit C                                  Projections

Exhibit D                                  Capitalization and
Subsidiaries

Exhibit E                                  Proceedings, Litigation and
                                           Non-Compliance with Law

Exhibit F                                  Liens and Indebtedness

Exhibit G                                  List of Contracts, Commitments
                                           and Licenses

Exhibit H                                  ERISA Liabilities and Plans

Exhibit I                                  Real Property List

Exhibit J                                  Form of Compliance Certificate

Exhibit K                                  Form of Monthly Tower List

Exhibit L                                  Procedure for Calculating Test
                                           Operating Cash Flow at Closing

Exhibit M                                  Environmental Conditions